                                                                       EXHIBIT 4


                                          FIRST CITICORP LIFE INSURANCE COMPANY

                                        Home Office: 666 Fifth Avenue, 3rd Floor
                                        New York, NY 10103

         We are pleased to provide You the benefits of this Annuity Certificate. Please read Your Certificate and all attached forms carefully.

                        RIGHT TO EXAMINE THIS CERTIFICATE

         If this Certificate is returned to Us at Our Office or to Our Agent to be canceled within 10 days after its delivery to You, We will refund to You the Certificate Value. If any portion of Your purchase payment is allocated to the Fixed Account, according to Your Certificate application or Your most recent instructions to Us, We will calculate that portion of the Certificate Value by using the Fixed Account's interest rate during the Right to Examine period.

         If this Certificate is returned to Us at Our Office or to Our Agent to be canceled within 7 days after its delivery to You, We will calculate that portion of the Certificate Value allocated to the Sub-Accounts by using the investment experience of the [Travelers Money Market Portfolio] Sub-Account as of the Return Date. If this Certificate is returned to Us at Our Office or to Our Agent to be canceled within 8 to 10 days after its delivery to You, We will calculate that portion of the Certificate Value allocated to the Sub-Accounts by using the investment experience of the Sub-Accounts selected on Your Certificate application or as You have most recently instructed Us, as of the Return Date.

         The Certificate Value is determined as of the Return Date, which is the next valuation date after the date You mail the Written Request to Our Office or Agent, or the next valuation date after the date You deliver the Written Request to Our Office or Agent. After the Certificate is returned, it will be considered as never in effect.

This Certificate is issued in consideration of the Certificate application and purchase payment. It is subject to the terms and conditions stated on the attached pages, all of which are a part of it, and in the Group Master Contract. It is made effective as stated in the Certificate application.

There is an annual Certificate Charge of [$30.00 allocated proportionately among the Sub-Accounts.] [There is also a maximum Sub-Account deduction of [.0000384 for each day in the Valuation Period which is equal to 1.40%] on a yearly basis. Based on the maximum charges on Separate Account assets, the Smallest Yearly Gross Investment rate which would have to be earned on the assets of a Sub-Account so that the dollar amount of variable annuity payments will not decrease is [4.40%. ]

                                    [sig]


                                    President

  This is a legal contract between You and Us. READ YOUR CERTIFICATE CAREFULLY.

      CERTIFICATE OF PARTICIPATION UNDER A GROUP VARIABLE ANNUITY CONTRACT
                                  TAX QUALIFIED
                    LIFE ANNUITY COMMENCING AT MATURITY DATE

ELECTIVE OPTIONS                                              NON-PARTICIPATING

ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CERTIFICATE, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT AND WHEN BASED ON THE FIXED ACCOUNT ARE GUARANTEED AS TO FIXED DOLLAR AMOUNT.


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                                TABLE OF CONTENTS

[Right to Examine this Certificate                                    Cover Page

Certificate Specifications                                            Page 3

Definitions                                                           Page 5

Owner, Beneficiary and Annuitant Provisions                           Page 6

Purchase Payment and Valuation Provisions                             Page 7

Death Benefit Provisions                                              Page 10

Settlement Provisions                                                 Page 11

General Provisions                                                    Page 14

Table of Values                                                       Page 16

Life Annuity Tables                                                   Page 17]

           Any Riders or Endorsements follow the Life Annuity Tables.


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--------------------------------------------------------------------------------
                           CERTIFICATE SPECIFICATIONS
--------------------------------------------------------------------------------

CERTIFICATE OWNER          [JOHN DOE]

ANNUITANT                  [JOHN DOE]

CERTIFICATE NUMBER         [SPECIMEN]        [ 06/01/1999 ]    CERTIFICATE DATE

MONTHLY LIFE ANNUITY                         [03/01/2028  ]       MATURITY DATE

CONTRACT NUMBER            [SPECIMEN]

CONTRACT OWNER             [CONSUMER TRUST]

--------------------------------------------------------------------------------

PURCHASE PAYMENTS:

Minimum Initial Purchase Payment: [$5,000] [Aggregate Purchase Payments in the First Certificate Year]

Minimum Subsequent Purchase Payment:  [$100]

Maximum Purchase Payment:  [$1,000,000 unless We consent to a larger amount]

AMOUNTS DEDUCTED ON SURRENDER (FIRST IN, FIRST OUT BASIS):

[YEARS SINCE PURCHASE PAYMENT WAS PAID             PERCENT OF PURCHASE PAYMENTS
--------------------------------------             (NOT PREVIOUSLY SURRENDERED)
                                                   -----------------------------
                  1-3                                              7%
                  4                                                6%
                  5                                                5%
                  6                                                4%
                  7                                                3%
                  8+                                               0%]

[After the first Certificate Year, and to the extent permitted under the currently effective tax law qualification rider, if applicable, You may take partial surrenders annually of up to [15%] of Your Certificate Value as of the first Valuation Date of any given Certificate Year without imposition of amounts deducted on surrender.]

ASSUMED DAILY NET INVESTMENT FACTOR is 1.000081 for all Sub-Accounts.

CERTIFICATE CHARGE: [$30.00, Annually.] [This charge will be taken on the fourth Friday of August of each year.] No Certificate Charge will be deducted from the Fixed Account.

FIXED ACCOUNT GUARANTEED INTEREST PERIODS: The initial rate for any purchase payment is guaranteed for [one year from date it is credited to Your Certificate. Subsequent renewal rates will be guaranteed for the calendar quarter.]

TRANSFER CHARGE:  [$0.00]

You may transfer up to [15%] of the Fixed Account value to any of the Sub-Accounts [twice a year] during the [30 days following the semi-annual Certificate Date anniversary.]

TERMINATION:

We reserve the right to terminate this Certificate when the Certificate Value is less than the Termination Amount of [$1,000 and no purchase payments have been made for at least three years.]



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--------------------------------------------------------------------------------
                           CERTIFICATE SPECIFICATIONS
--------------------------------------------------------------------------------


SEPARATE ACCOUNT:

             [FIRST CITICORP LIFE VARIABLE ANNUITY SEPARATE ACCOUNT]

UNDERLYING FUNDS -

[Salomon Brothers Variable Series Funds, Inc.                     Travelers High Yield Bond Trust
       Salomon Brothers Variable Capital Fund                     Travelers Money Market Portfolio
       Salomon Brothers Variable High Yield Bond Fund             The Travelers Series Trust
       Salomon Brothers Variable Investors Fund                          Large Cap Portfolio (Fidelity sub-adviser)
       Salomon Brothers Variable Total Return Fund                       MFS Research Portfolio
Travelers Series Fund, Inc.                                              MFS Mid Cap Growth Portfolio
       AIM Capital Appreciation Portfolio                                Travelers Quality Bond Portfolio
       MFS Total Return Portfolio                                 Variable Annuity Portfolios
       Putnam Diversified Income Portfolio                               CitiSelect(R) VIP Folio 200
Templeton Variable Products Series Fund                                  CitiSelect(R) VIP Folio 300
       Franklin Small Cap Investments Fund Class II                      CitiSelect(R) VIP Folio 400
       Templeton International Fund Class II                             CitiSelect(R) VIP Folio 500
                                                                         CitiFunds Small Cap Growth VIP Portfolio]

Information about the Separate Account is provided in the prospectus for [First Citicorp Life Variable Annuity Separate Account.]




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--------------------------------------------------------------------------------
                                   DEFINITIONS
--------------------------------------------------------------------------------

(a)    ACCOUNT(s) - the Sub-Accounts and/or the Fixed Account under this
       Certificate.

(b) ACCUMULATION UNIT - an accounting unit of measure used to calculate the value of this Certificate before Annuity payments begin.

(c)    AGE - age last birthday.

(d) ANNUITANT - the person on whose life the Maturity Date and Annuity payments depend.

(e) ANNUITY UNIT - an accounting unit of measure used to calculate the amount of Annuity payments.

(f) CERTIFICATE - the Certificate of Insurance provided to You, the Certificate Owner, which describes the benefits, rights and obligations of You and Us.

(g)    CERTIFICATE DATE - the date on which the Certificate is issued.

(h)    CERTIFICATE OWNER - the person indicated in the CERTIFICATE
       SPECIFICATIONS.

(i)    CERTIFICATE YEARS - twelve-month periods beginning with the Certificate
       Date.

(j) CODE - the Internal Revenue Code of 1986, as amended, and all related laws and regulations which are in effect during the term of this Certificate.

(k) CONTRACT OWNER - the party indicated in the CERTIFICATE SPECIFICATIONS or any party subsequently named.

(l) DEATH REPORT DATE - the Valuation Date coincident with or next following the day on which We have received 1) Due Proof of Death and 2) a Written Request for an election of a single sum payment or an alternate Settlement Option as described in the Certificate.

(m) DUE PROOF OF DEATH - (I) a copy of a certified death Certificate; (ii) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; (iii) a written statement by a medical doctor who attended the deceased; or (iv) any other proof satisfactory to Us.

(n) FIXED ACCOUNT - an account that consists of all of the assets under this Certificate other than those in the Separate Account.

(o) MATURITY DATE - the date on which the Annuity or Income payments are to begin.

(p) OUR OFFICE - the Home Office of First Citicorp Life Insurance Company or any other office which We may designate for the purpose of administering this Certificate.

(q) RECORDED - a Written Request is recorded when the information is noted in Our file for this Certificate.

(r) SEPARATE ACCOUNTS - those Separate Accounts indicated in the CERTIFICATE SPECIFICATIONS which We established for this class of Certificates, contracts and certain other contracts.

(s) SETTLEMENT OPTION - an Annuity or Income Option elected under this Certificate.

(t) SUB-ACCOUNT - that portion of the assets of a Separate Account which is allocated to a particular Underlying Fund.

(u) TAX QUALIFIED CERTIFICATE - a Certificate used in a retirement plan or program that is intended to qualify under Sections 401, 403, 408, or 414(d) of the Code.

(v) UNDERLYING FUND - an open-end investment management company indicated in the CERTIFICATE SPECIFICATIONS, which serves as an investment option under the Separate Account.

(w)    VALUATION DATE - a date on which a Sub-Account is valued.

(x)    VALUATION PERIOD - the period between successive valuations.

(y)    WE, US, OUR - First Citicorp Life Insurance Company.

(z) WRITTEN REQUEST - written information including requests for Certificate changes sent to Us in a form and content satisfactory to Us and received at Our Office.

(aa)   YOU, YOUR - the Certificate Owner.



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--------------------------------------------------------------------------------
                 OWNERSHIP, BENEFICIARY AND ANNUITANT PROVISIONS
--------------------------------------------------------------------------------

OWNERSHIP

The contract belongs to the Contract Owner shown on the CERTIFICATE SPECIFICATIONS. The Certificate belongs to the Certificate Owner shown on the CERTIFICATE SPECIFICATIONS. As Certificate Owner, You have sole power to exercise rights and receive benefits under this Certificate during the Annuitant's lifetime. In order to maintain tax qualification, this Certificate may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose except as may be required or permitted under applicable sections of the Code. We will administer this Certificate only as a Tax Qualified Certificate.

You will be the recipient of all payments while the Annuitant is alive unless You direct them to an alternate recipient under a Recorded payment direction. An alternate recipient under a payment direction does not become the Certificate Owner. A payment direction is revocable by You at any time by Written Request giving 30 days advance notice.

CREDITOR CLAIMS

To the extent permitted by law, no right or benefit of the Certificate Owner, Annuitant or Beneficiary under this Certificate shall be subject to the claims of creditors or any legal process.

BENEFICIARY

The Beneficiary is the party named in a Written Request. The Beneficiary receives any remaining benefits under this Certificate upon the death of the Annuitant.

You may change or add a Beneficiary by Written Request during the lifetime of the Annuitant and while this Certificate continues. Once a change of Beneficiary is Recorded by Us, it will take effect as of the date of the request, subject to any payments made or other actions taken by Us before the recording.

If no Beneficiary has been named by You, or none survives when the Annuitant dies, the interest of any Beneficiary will pass:

     a. to the estate of the Certificate Owner of a Tax Qualified Certificate qualifying under Section 408 of the Code, or to the estate of the Certificate Owner of a non-trusteed Tax Qualified Certificate under other than Section 408 of the Code; or

     b. to the trustee or plan administrator of a trusteed Tax Qualified plan Certificate for further distribution in accordance with the plan.

ANNUITANT

The Annuitant is the individual shown on the CERTIFICATE SPECIFICATIONS on whose life the first Annuity payment is made. The Annuitant may not be changed after the Certificate Date except as may be provided under a provision of the tax law qualification rider currently in effect for this Certificate.



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

--------------------------------------------------------------------------------
                    PURCHASE PAYMENT AND VALUATION PROVISIONS
--------------------------------------------------------------------------------

PURCHASE PAYMENTS

PURCHASE PAYMENT

[Purchase Payments are the payments you make for this Certificate and the benefits it provides. An initial purchase payment must be made to the Certificate and is due and payable before the Certificate becomes effective. The aggregate of all purchase payments made within the first twelve months after the Certificate Date must be no less than $5,000. Each purchase payment is payable as shown on the CERTIFICATE SPECIFICATIONS to us at Our Office or to one of our authorized representatives. Once the minimum aggregate purchase payments in the first Certificate Year have been paid, no additional purchase payments are required to continue this contract in force, except as provided in the "Termination" provision.]

Net purchase payments are that part of Your purchase payments applied to the Certificate Value. A net purchase payment is equal to the purchase payment less any applicable premium tax charge.

ALLOCATION OF PURCHASE PAYMENTS

We will apply any net purchase payments to provide Accumulation Units of selected Sub-Accounts and/or the Fixed Account of this Certificate. The initial purchase payment will be applied within two business days following its receipt at Our Office. Any subsequent purchase payments will be applied as of the next valuation following receipt of those payments at Our Office. The net purchase payment will be allocated to the Accounts in the proportion specified by You for this Certificate. By Written Request, You may change Your choice of Accounts or allocation percentages. The available Underlying Funds to which Sub-Account assets are allocated are shown on the CERTIFICATE SPECIFICATIONS; funds may be subsequently added or may be deleted.

SUB-ACCOUNT VALUATION

NUMBER OF ACCUMULATION UNITS

The number of Accumulation Units to be credited to each Sub-Account once a purchase payment has been received by Us will be determined by dividing the net purchase payment applied to that Sub-Account by the then Accumulation Unit Value of that Sub-Account.

ACCUMULATION UNIT VALUE

[The initial value of an Accumulation Unit for each Sub-Account was set at $1.00.] We determine the value of an Accumulation Unit in each Sub-Account on each Valuation Date by multiplying the value on the immediately preceding Valuation Date by the net investment factor for that Sub-Account for the Valuation Period just ended.

The value of an Accumulation Unit on any date other than a Valuation Date will be equal to its value as of the next Valuation Date.

NET INVESTMENT FACTOR

The net investment factor is a factor applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The net investment factor for a Sub-Account for any Valuation Period is equal to the sum of 1.0000 plus the net investment rate.

Each Sub-Account's net investment rate for a Valuation Period is equal to the gross investment rate for that Sub-Account, less the applicable Sub-Account deduction for the Valuation Period.

The gross investment rate of a Sub-Account for a Valuation Period is equal to
(1) divided by (2) where (1) is:

       (a)    investment income, plus

       (b)    capital gains and losses, whether realized or unrealized; less

       (c) a deduction for any tax levied against the Separate Account and its Underlying Funds; and

(2) is the amount of the assets at the beginning of the Valuation Period.

The gross investment rate for a Sub-Account may be either positive or negative. If a Sub-Account is invested in shares of an Underlying Fund, assets are based on the net asset value of the Underlying Fund. Investment income includes any distribution whose ex-dividend date occurs during the Valuation Period.



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FIXED ACCOUNT VALUATION

NUMBER OF ACCUMULATION UNITS - We will determine the number of Accumulation Units to be credited to the Fixed Account on receipt of a purchase payment by dividing the net purchase payment applied to the Fixed Account by the then dollar value of one Accumulation Unit of the Fixed Account.

ACCUMULATION UNIT VALUE - We determine the value of an Accumulation Unit in the Fixed Account on any day by multiplying the value on the immediately preceding day by the net interest factor for the day on which the value is being determined.

NET INTEREST FACTOR - The net interest factor for any day is the guaranteed net interest rate which is equivalent to an effective annual interest rate of 3.00%, plus 1.0000. The method of crediting additional interest will be at Our discretion.

Interest is declared in advance. Before Annuity or Income payments begin, We may credit the Fixed Account with annual interest rates higher than the minimum guaranteed interest rate of 3.00%. Interest rates may be higher or lower than the initial interest rates, but not less than the minimum guaranteed interest rate of 3.00%. Additional amounts may be credited by Us at Our discretion for the guaranteed interest periods shown on the CERTIFICATE SPECIFICATIONS.

TRANSFER BETWEEN ACCOUNTS

[You may transfer all or any part of the Certificate Value from one Sub-Account to any other Sub-Account at any time up to 30 days before the due date of the first Annuity or Income payment. Additionally, You may transfer a part of the Fixed Account value to any of the Sub-Accounts, twice a year during the 30 days following the semi-annual Certificate Date anniversary in the amount shown on the CERTIFICATE SPECIFICATIONS.

Amounts may generally be transferred from the Sub-Accounts to the Fixed Account at any time, up to 30 days before the due date of the first Annuity or Income payment. Amounts previously transferred from the Fixed Account to the Sub-Accounts may not be transferred back to the Fixed Account for a period of at least 6 months from the date of transfer. We reserve the right to limit the number of transfers from one Sub-Account to any other Sub-Account or to the Fixed Account. We will not limit these transfers to less than one in any six-month period.

Transfers between Accounts will result in the addition or deletion of Accumulation Units having a total value equal to the dollar amount being transferred to or from a particular Account. The number of Accumulation Units will be determined by using the Accumulation Unit Value of the Accounts involved as of the next valuation after We receive notification of request for transfer. Transfers will be subject to any applicable Transfer charge stated on the CERTIFICATE SPECIFICATIONS. In no event will a Transfer charge be assessed for the first 12 transfers in each Certificate Year.

AUTOMATED TRANSFERS (DOLLAR COST AVERAGING)

[You may establish automated transfer of Certificate Values on a monthly or quarterly basis from the Fixed Account and certain Sub-Accounts to other Sub-Accounts through Written Request. You must have a minimum total Certificate Value of $5,000 to enroll in the Dollar Cost Averaging program. The minimum total automated transfer amount is $100.

Certain restrictions apply for automated transfers from the Fixed Account that do not apply to automated transfers from any of the Sub-Accounts. You may establish automated transfers of Certificate Values from the Fixed Account at any time following the date on which You make a purchase payment of at least $5,000 to the Fixed Account. Automated transfers from the Fixed Account may not deplete Your Fixed Account Value in a period of less than twelve months from Your enrollment in the Dollar Cost Averaging program.

You may start or stop participation in the Dollar Cost Averaging program at any time, but You must give Us at least 30 days notice to change any automated transfer instructions that are currently in place. Automated transfers are subject to all of the other provision and terms of the Certificate, including provisions relating to the transfer of money between Sub-Accounts.

Before transferring any part of the Certificate Value, You should consider the risks involved in switching between investments available under this Certificate. Dollar cost averaging requires regular investments regardless of fluctuating price level and does not guarantee profits or prevent losses in a declining market. A potential investor should consider his/her financial ability to continue purchases through periods of low price levels.]



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CERTIFICATE VALUES

CERTIFICATE VALUE

The Certificate Value of this Certificate on any date equals the sum of the accumulated values in the Accounts. The accumulated value in an Account equals the number of outstanding Accumulation Units credited to that Account, multiplied by the then Accumulation Unit Value for that Account.

The Guaranteed Value of the Fixed Account equals the accumulated value of the Fixed Account calculated by using the guaranteed net interest factor. The Guaranteed Values of the Fixed Account are shown in the Table of Values.

CERTIFICATE CHARGE

A Certificate Charge in the amount and for the period shown on the CERTIFICATE SPECIFICATIONS will be [deducted from the Certificate Value to reimburse Us for administrative expenses relating to this Certificate. The Certificate Charge will be deducted by surrendering on a pro rata basis Accumulation Units from all Sub-Accounts in which You have an interest.

We will deduct the charge on a pro rata basis if the Certificate has been in effect for less than a full period on the date a Certificate Charge is deducted. The Certificate Charge will also be prorated upon full surrender or termination of the Certificate.]

CASH SURRENDER

You may elect by Written Request to receive the Cash Surrender Value of this Certificate before the due date of the first Annuity or Income payment and without the consent of any Beneficiary unless irrevocably named. You may elect either a full or partial surrender of the Certificate Cash Surrender Value. In the case of a full surrender, this Certificate will be canceled. A partial surrender will result in a reduction in Your Certificate Value. If You have a balance in more than one Account, Your Certificate Value will be reduced from all Your Accounts on a pro rata basis, unless You request otherwise.

The Certificate Cash Surrender Value will be determined as of the next valuation following receipt of Your Written Request. We may delay payment of the Certificate Cash Surrender Value of the Sub-Accounts for a period of not more than seven days after We receive Your Written Request. We may delay payment of the Certificate Cash Surrender Value of the Fixed Account for a period of not more than six months after We receive Your Written Request.

CERTIFICATE CASH SURRENDER VALUE

The Certificate Cash Surrender Value is equal to the Certificate Value less any amounts deducted on surrender which are shown on the CERTIFICATE SPECIFICATIONS and any applicable premium tax not previously deducted, and any outstanding loan balance.

The Guaranteed Cash Surrender Value of the Fixed Account equals the
Guaranteed Value of the Fixed Account less any amounts deducted on surrender which are shown on the CERTIFICATE SPECIFICATIONS, less any applicable premium tax not previously deducted and less any outstanding loan balance. For Guaranteed Cash Surrender Values of the Fixed Account, see the Table of Values.

[SYSTEMATIC WITHDRAWALS

You may elect in writing on a form provided by Us to take systematic withdrawals from the Certificate by surrendering a specified dollar amount of at least $100.00 on a monthly, quarterly, semi-annual or annual basis. Any applicable surrender charges above the free withdrawal allowance of 15% of Your Certificate Value and any applicable premium taxes will be deducted. The minimum Certificate Value required to begin systematic withdrawals is $15,000. We will process the withdrawals as directed by surrendering on a pro-rata basis, Accumulation Units from all Sub-Accounts or the Fixed Account in which You have an interest, unless otherwise directed. You may begin or discontinue systematic withdrawals at any time by notifying Us in writing, but a least 30 days notice must be given to change any systematic withdrawal instructions that are currently in place. In no instance will systematic withdrawals be permitted beyond the Maturity Date.

Each systematic withdrawal is subject to federal income taxes on the taxable portion. In addition, a 10% federal penalty may be assessed on systematic withdrawals if You are under age 59 1/2. You should consult with Your tax adviser regarding the tax consequences of systematic withdrawals.]

CERTIFICATE CONTINUATION

Except as provided in the "Termination" provision, this Certificate does not require continuing purchase payments and will automatically continue as a paid-up Certificate during the lifetime of the Annuitant until the Maturity Date or until it is surrendered.


--------------------------------------------------------------------------------
                            DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

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DEATH OF ANNUITANT

A death benefit is payable to the Beneficiary upon the death of the Annuitant before the Maturity Date. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the Beneficiary the death benefit in a single sum as described below upon receiving Due Proof of Death. A Beneficiary may request that a death benefit payable under this Certificate be applied to a Settlement Option subject to the provisions of this Certificate and the current tax law qualification rider.

DEATH PROCEEDS PRIOR TO THE MATURITY DATE

If the Annuitant is younger than age 76 on the Certificate Date, the death benefit payable as of the Death Report Date will be the greatest of a), b) or c) below, less any applicable premium tax and outstanding loans:

       a)     the Certificate Value on the Death Report Date

       b) the total purchase payments less the total amount of any partial surrenders made under this Certificate; or

       c)     the Step-Up Value (if any, as described below).

              STEP UP VALUE

              WHERE ANNUITANT WAS YOUNGER THAN AGE 68 ON THE CERTIFICATE DATE

              A Step-Up Value will be established on the seventh Certificate Date anniversary which occurs on or prior to the Death Report Date. The initial Step-Up Value will equal the Certificate Value on that anniversary. Whenever a purchase payment is made, the Step-Up Value will be increased by the amount of that purchase payment. Whenever a partial surrender is taken, the Step-Up Value will be reduced by a Partial Surrender Reduction as described below. On each Certificate Date anniversary that occurs before the Annuitant's 76th birthday and before the Annuitant's death, if the Certificate Value is greater than the Step-Up Value, the Step-Up Value will be reset to equal the Certificate Value on that date. If the Step-Up Value is greater than the Certificate Value, the Step-Up Value will remain unchanged. The Step-Up Value will not be reduced on these anniversary recalculations (provided no surrenders are made on that day). The only changes made to the Step-Up Value on or after the Annuitant's 76th birthday will be those related to additional purchase payments or partial surrenders as described above.

              WHERE ANNUITANT WAS AGE 68 THROUGH 75 ON THE CERTIFICATE DATE

              A Step-Up Value will be established on the seventh Certificate Date anniversary prior to the Death Report Date. The Step-Up Value will equal the Certificate Value on that anniversary. Whenever a purchase payment is made, the Step-Up Value will be increased by the amount of that purchase payment. Whenever a partial surrender is taken, the Step-Up Value will be reduced by a Partial Surrender Reduction as described below. The only changes made to the Step-Up Value on or after the seventh Certificate Date anniversary will be those related to additional purchase payments or partial surrenders as described above.

              PARTIAL SURRENDER REDUCTION

              The Partial Surrender is equal to 1) the Step-Up Value in effect immediately prior to the reduction for the partial surrender, multiplied by 2) the amount of the partial surrender divided by 3) the Certificate Value immediately prior to the partial surrender.

If the Annuitant is age 76 or older on the Certificate Date, the death benefit payable as of the Death Report Date will be the Certificate Value on the Death Report Date, less any applicable premium tax and outstanding loans.

We must be notified no later than six months from the date of death in order for Us to make payment of proceeds as described above. If notification is received more than six months after the date of death, the death benefit payable will be the Certificate Value on the Death Report Date, less any applicable premium tax and outstanding loans.

DEATH PROCEEDS AFTER THE MATURITY DATE

If the Annuitant dies on or after the Maturity Date, We will pay the Beneficiary a death benefit consisting of any benefit remaining under the Annuity or Income option then in effect.]





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--------------------------------------------------------------------------------
                              SETTLEMENT PROVISIONS
--------------------------------------------------------------------------------

MATURITY DATE

The Maturity Date is shown on the CERTIFICATE SPECIFICATIONS. This is the date on which We will begin paying to You the first of a series of Annuity or Income payments in accordance with the Settlement Option elected by You. Annuity or Income payments will begin under this Certificate on the Maturity Date unless the Certificate has been fully surrendered or the proceeds have been paid to the Beneficiary prior to that date. We may require proof that the Annuitant is alive before Annuity payments are made. If no Maturity Date is specified, the automatic Maturity Date will be the greater of when the Annuitant reaches age
70.5 or the required beginning date, if later, but in no instance shall the automatic Maturity Date be later than the date when the Annuitant reaches age 90.

Additionally, to the extent permitted by law, at least 30 days before the original Maturity Date, You may change the Maturity Date by Written Request to a later date with our consent.

ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, We will pay any amount payable under this Certificate to You in one lump sum or in accordance with the Settlement Option elected by You. While the Annuitant is alive, You may change Your Settlement Option election by Written Request, but only before the Maturity Date. Once Annuity or Income payments have commenced, no further election changes are allowed.

If no election has been made by the Maturity Date and if the Annuitant is living and has a spouse, We will pay to You the first of a series of monthly Annuity payments based on the life of the Annuitant as primary payee and the Annuitant's spouse as secondary payee, in accordance with Annuity Option 4. During the Annuitant's lifetime, if no election has been made and the Annuitant has no spouse on the Maturity Date, We will pay to You the first of a series of monthly Annuity payments based on the life of the Annuitant, in accordance with Annuity Option 2, with 120 monthly payments assured.

MINIMUM AMOUNTS

The minimum amount that can be placed under a Settlement Option is [$2,000 unless We consent to a lesser amount.] If any periodic payments due are less than [$100.00, We reserve the right to make payments at less frequent intervals.]

ALLOCATION OF ANNUITY

At the time election of one of the Annuity Options is made, the person electing the option may further elect to have the Certificate Cash Value applied to provide a Variable Annuity, a Fixed Annuity or a combination of both.

If no election is made to the contrary, the value of a Sub-Account will be applied when Annuity payments start to provide an Annuity which varies with the investment experience of that same Sub-Account and the value of the Fixed Account will be applied to provide a Fixed Annuity.

You may elect to transfer Certificate Value from one Account to another, as described in the provision "Transfer Between Accounts," in order to reallocate the basis on which Annuity payments will be determined. Once Annuity payments start, You may, with Our consent, change the allocation of Your values in each Sub-Account.

VARIABLE ANNUITY

AMOUNT OF BASIC FIRST PAYMENT

The LIFE ANNUITY TABLES are used to determine the basic first monthly Annuity payment. They show the dollar amount of the basic first monthly Annuity payment which can be purchased with each $1,000 applied. The amount applied to an Annuity will be the Certificate Cash Surrender Value as of 14 days before the date Annuity payments start. We reserve the right to require satisfactory proof of the age of any person on whose life Annuity payments are based before making the first payment under any of these options.

ANNUITY UNIT VALUE

[The initial value of an Annuity Unit for each Sub-Account was set at $1.00.] On any Valuation Date, the Annuity Unit Value for a Sub-Account equals the Sub-Account Annuity Unit Value on the immediately preceding Valuation Date, multiplied by the net investment factor for that Sub-Account for the Valuation Period just ended, divided by the Assumed Daily Net Investment Factor. The Assumed Daily Net Investment Factor is shown on the CERTIFICATE SPECIFICATIONS.

The value of an Annuity Unit as of any date other than a Valuation Date will be equal to its value as of the next succeeding Valuation Date.

NUMBER OF ANNUITY UNITS

We determine the number of Annuity Units credited to this Certificate in each Sub-Account by dividing the basic first monthly Annuity payment attributable to that Sub-Account by the Sub-Account's Annuity Unit Value as of 14 days before the due date of the first Annuity payment.

AMOUNT OF SECOND AND SUBSEQUENT BASIC PAYMENTS

The dollar amount of the second and subsequent payments may increase or decrease from month to month. The total amount of each Annuity payment will be equal to the sum of the basic payments in each Sub-Account.

The actual amount of the basic payments in each Sub-Account is found by multiplying the number of Annuity Units credited to the Certificate in that Sub-Account by the Annuity Unit Value of the Sub-Account as of the date 14 days prior to the date on which the payment is due.

FIXED ANNUITY

A Fixed Annuity is an Annuity with payments which remain fixed as to dollar amount throughout the payment period. The dollar amount of the first Fixed Annuity payment will be calculated as described above in the "Amount of Basic First Payment" provision. All subsequent payments will be in the same amount and that amount will be assured throughout the payment period. If it would produce a larger payment, We agree that the Fixed Annuity payment will be determined using the Life Annuity Tables in effect on the Maturity Date.

ANNUITY OPTIONS

Subject to conditions stated in ELECTIONS OF SETTLEMENT OPTIONS and MINIMUM AMOUNTS, all or any part of the Certificate Cash Surrender Value may be paid under one or more of the Annuity Options below.

OPTION 1. LIFE ANNUITY - NO REFUND

We will make monthly Annuity payments during the lifetime of the person on whose life the payments are based, ending with the last monthly payment preceding death.

OPTION 2. LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS ASSURED

We will make monthly Annuity payments during the lifetime of the person on whose life the payments are based, and under the conditions stated below.

If at the death of that person, payments have been made for less than 120, 180, or 240 months, as elected, We will continue to make payments to the designated Beneficiary during the remainder of the period.

OPTION 3. JOINT AND LAST SURVIVOR LIFE ANNUITY

We will make monthly Annuity payments during the joint lifetime of two persons on whose lives payments are based and during the lifetime of the survivor.

No more payments will be made after the death of the survivor.

OPTION 4. JOINT AND LAST SURVIVOR LIFE ANNUITY - ANNUITY REDUCED ON DEATH OF PRIMARY PAYEE

We will make monthly Annuity payments during the joint lifetime of two persons on whose lives payments are based. One of the two persons will be designated as the primary payee. The other will be designated as the secondary payee. On the death of the secondary payee, if survived by the primary payee, We will continue to make monthly Annuity payments to the primary payee in the same amount that would have been payable during the joint lifetime of the two persons.

On the death of the primary payee, if survived by the secondary payee, We will continue to make monthly Annuity payments to the secondary payee in an amount equal to 50% of the payments which would have been made during the lifetime of the primary payee.

No further payments will be made following the death of the survivor.

OPTION 5. OTHER ANNUITY OPTIONS

We will make any other arrangements for Annuity payments as may be mutually agreed upon by Us and You.

INCOME OPTIONS

We will pay all or any part of the Certificate Cash Surrender Value to You under one or more of the Income Options below subject to the conditions stated in ELECTION OF SETTLEMENT OPTIONS and MINIMUM AMOUNTS.

The Certificate Cash Surrender Value used to determine the amount of any Income payment will be based on the Accumulation Unit Value as of 14 days before the date an Income payment is due and will be determined the same way as in the Accumulation period.

OPTION 1. PAYMENTS OF A FIXED AMOUNT

We will make equal payments each month in the amount elected until the Certificate Cash Surrender Value applied under this option is gone.

The first monthly payment will be paid from each Sub-Account in proportion to its Certificate Cash Surrender Values applied.

The second payment and all later payments from each Sub-Account will be the same as the first payment under this option. The final payment will include any amount that is not enough to make another full payment.

OPTION 2. PAYMENTS FOR A FIXED PERIOD

We will make monthly payments for the period selected. The amount of each payment will be equal to the then remaining Certificate Cash Surrender Value applied under this option divided by the number of remaining payments.

OPTION 3. OTHER INCOME OPTIONS

We will make any other arrangements for Income payments as may be mutually agreed upon by Us and You..

--------------------------------------------------------------------------------
                               GENERAL PROVISIONS
--------------------------------------------------------------------------------

THE CONTRACT

The entire contract between the Contract Owner and Us consists of the contract, all attached pages and the written master application. Nothing in the contract between the Contract Owner and Us invalidates or impairs any right granted to the Certificate Owner by the Certificate.

THE CERTIFICATE

Each Certificate Owner will receive an individual Certificate stating in substance the benefits he or she is entitled under the Certificate and contract. The Certificate does not constitute a part of the contract. The entire Certificate consists of the Certificate, all attached pages and the written Certificate application.

CERTIFICATE CHANGES

The only way this Certificate may be changed is by a written endorsement signed by one of Our officers.

SUBSTITUTION OF SEPARATE ACCOUNT OR UNDERLYING FUNDS

If it is not possible to continue to offer a Separate Account or Underlying Fund, or in Our judgment becomes inappropriate for the purposes of this Certificate, We may substitute another Separate Account or Underlying Fund without Your consent. Substitution may be made with respect to both existing investments and investment of future premium payments. However, no such substitution will be made without notice to You and without prior approval of the State of New York Insurance Department and the Securities and Exchange Commission, to the extent required by law.

MISSTATEMENT

If the Annuitant's date of birth was misstated in the Certificate application, all benefits of this Certificate are what the purchase payment paid would have purchased at the correct age.

If an overpayment has occurred, the overpaid amount will be charged an interest rate of 3% per annum. This amount due will be deducted from the subsequent annuity payments as necessary. If an underpayment has occurred, the underpaid amount will be credited an interest rate of 3% per annum. This amount due will be added to subsequent annuity payments as necessary.

Proof of the Annuitant's age may be filed at any time at Our Office.

INCONTESTABILITY

We will not contest this Certificate from its Certificate Date.

TERMINATION

We reserve the right to terminate this Certificate on any Valuation Date if the Certificate Value as of the date is less than the Termination Amount shown on the CERTIFICATE SPECIFICATIONS, and purchase payments have not been made to this Certificate for at least three years. Termination will not occur until 31 days after We have mailed notice of termination to You at Your last known address. If this Certificate is terminated, We will pay You the Certificate Value, if any, less any applicable premium tax not previously deducted and any outstanding loan balance.

REQUIRED REPORTS

We will furnish a report to the Certificate Owner as often as required by law, but at least once in each Certificate Year before the due date of the first Annuity or Income payment. The report will show the number of Accumulation Units credited to the Certificate in each Account and the corresponding Accumulation Unit Value as of the date of the report. The report will also show any Certificate Cash Surrender Value and any Death Benefit under the Certificate, if required by law.

VOTING RIGHTS

So long as federal law requires, You may have the right to vote at the meetings of the shareholders of the Underlying Funds. If You have voting rights, We will send a notice to You telling You the time and place of a meeting. The notice will also explain matters to be voted upon and how many votes You get.

MORTALITY AND EXPENSES

Our actual mortality and expense experience will not affect the amount of any Annuity or Income payments or any other values under this Certificate.

NON-PARTICIPATING

This Certificate does not share in Our surplus earnings, so You will receive no dividends under it.

CHANGES IN TAXES BASED UPON PREMIUM OR VALUE

If there is any change in any law assessing taxes against Us based upon the premiums or value of the Certificates or the contract We reserve the right to charge You proportionately for that tax. This would include a tax based upon Our realized net capital gains in the Sub-Accounts and on earnings in the Fixed Account, on which We are not currently taxed.

CERTIFICATE MODIFICATION

We reserve the right to modify this Certificate to qualify it under provision of Sections 401, 403, 408 or 414(d) of the Code and all related laws and regulations which are in effect during the term of this Certificate. We will obtain the approval of any regulatory authority needed for the modifications.

STATE LAWS

This Certificate is governed by the law of the state in which it is delivered. Any paid-up Annuity, Certificate Cash Surrender or death benefits that are available under this Certificate are not less than the minimum benefits required by the statutes of the state in which this Certificate is delivered.

Upon receiving appropriate state approval, We may at any time make any changes, including retroactive changes, in this Certificate to the extent that the change is required to meet the requirements of any law or regulation issued by any governmental agency to which We or You are subject.

EMERGENCY PROCEDURE

We reserve the right to suspend or postpone the date of any payment of any benefit or values for any Valuation Period (1) when the New York Stock Exchange is closed; (2) when trading on the Exchange is restricted; (3) when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the securities held in the Sub-Accounts is not reasonably practicable or it is not reasonably practicable to determine the value of the Sub-Account's net assets, or (4) during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders. Any provision of this Certificate which specifies a Valuation Date will be superseded by this Emergency Procedure.

RELATION OF THE CERTIFICATE TO THE SEPARATE ACCOUNTS AND SUB-ACCOUNTS

We will have exclusive and absolute ownership and control of the assets of Our Separate Account and the Sub-Accounts. That portion of the assets of a Separate Account or Sub-Account equal to the reserves and other contract liabilities with respect to such Separate Account or Sub-Account shall not be chargeable with liabilities arising out of any other business We conduct. Our determination of the value of an Accumulation Unit and an Annuity Unit by the method described in this Certificate will be conclusive.

                                 TABLE OF VALUES

GUARANTEED VALUES OF THE FIXED ACCOUNT PER $1,000 OF NET PURCHASE PAYMENT
APPLIED

       [NO. OF
      YEARS FROM                                                     NO. OF YEARS FROM
     DATE PAYMENT         GUARANTEED             GUARANTEED           DATE PAYMENT IS                               GUARANTEED CASH
      IS APPLIED             VALUE          CASH SURRENDER VALUE          APPLIED           GUARANTEED VALUE        SURRENDER VALUE
          1                  1030                    960                    36                    2898                   2898
          2                  1060                    990                    37                    2985                   2985
          3                  1092                   1022                    38                    3074                   3074
          4                  1125                   1065                    39                    3167                   3167
          5                  1159                   1109                    40                    3262                   3262
          6                  1194                   1154                    41                    3359                   3359
          7                  1229                   1199                    42                    3460                   3460
          8                  1266                   1266                    43                    3564                   3564
          9                  1304                   1304                    44                    3671                   3671
          10                 1343                   1343                    45                    3781                   3781
          11                 1384                   1384                    46                    3895                   3895
          12                 1425                   1425                    47                    4011                   4011
          13                 1468                   1468                    48                    4132                   4132
          14                 1512                   1512                    49                    4256                   4256
          15                 1557                   1557                    50                    4383                   4383
          16                 1604                   1604                    51                    4515                   4515
          17                 1652                   1652                    52                    4650                   4650
          18                 1702                   1702                    53                    4790                   4790
          19                 1753                   1753                    54                    4934                   4934
          20                 1806                   1806                    55                    5082                   5082
          21                 1860                   1860                    56                    5234                   5234
          22                 1916                   1916                    57                    5391                   5391
          23                 1973                   1973                    58                    5553                   5553
          24                 2032                   2032                    59                    5720                   5720
          25                 2093                   2093                    60                    5891                   5891
          26                 2156                   2156                    61                    6068                   6068
          27                 2221                   2221                    62                    6250                   6250
          28                 2287                   2287                    63                    6437                   6437
          29                 2356                   2356                    64                    6631                   6631
          30                 2427                   2427                    65                    6829                   6829
          31                 2500                   2500                    66                    7034                   7034
          32                 2575                   2575                    67                    7245                   7245
          33                 2652                   2652                    68                    7463                   7463
          34                 2731                   2731                    69                    7687                   7687
          35                 2813                   2813                    70                    7917                   7917]

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                     OPTIONS 1 AND 2- SINGLE LIFE ANNUITIES

      UNISEX                            NUMBER OF MONTHLY PAYMENTS GUARANTEED
     ADJUSTED               NONE               120                180                 240
       AGE
        45                 3.49                3.48               3.47               3.45
        46                 3.54                3.53               3.51               3.49
        47                 3.59                3.57               3.56               3.53
        48                 3.64                3.62               3.60               3.58
        49                 3.69                3.68               3.65               3.62
        50                 3.75                3.73               3.71               3.67
        51                 3.81                3.79               3.76               3.72
        52                 3.87                3.85               3.82               3.77
        53                 3.94                3.91               3.88               3.83
        54                 4.01                3.98               3.94               3.88
        55                 4.08                4.05               4.01               3.94
        56                 4.16                4.12               4.07               4.00
        57                 4.24                4.20               4.15               4.07
        58                 4.33                4.28               4.22               4.13
        59                 4.42                4.37               4.30               4.20
        60                 4.52                4.46               4.38               4.27
        61                 4.63                4.56               4.47               4.34
        62                 4.75                4.67               4.56               4.41
        63                 4.87                4.78               4.65               4.48
        64                 5.00                4.89               4.75               4.55
        65                 5.14                5.01               4.85               4.62
        66                 5.29                5.14               4.95               4.70
        67                 5.45                5.28               5.06               4.77
        68                 5.62                5.42               5.17               4.84
        69                 5.81                5.57               5.28               4.91
        70                 6.00                5.72               5.39               4.98
        71                 6.22                5.89               5.50               5.04
        72                 6.44                6.06               5.62               5.10
        73                 6.69                6.23               5.73               5.16
        74                 6.95                6.41               5.84               5.21
        75                 7.24                6.60               5.95               5.26

Dollar amounts of the monthly Annuity payments for the first and second options are based on the Annuity 2000 Table (blended 50%/50% female/male). The above tables assume a year 2000 issue, and project mortality improvements to Age 102 using Projection Scale G. These tables assume a net investment rate of 3% per Annum, assuming a 365-day year.

Calendar Year in which 1st payment is due:
Adjusted age is Actual age:

1998-2000         2001-2005        2006-2010         2011-2015         2016-2020
minus 0           minus 1          minus 2           minus 3           minus 4

2021-2025         2026-2030        2031-2035         2036 AND LATER
minus 5           minus 6          minus 7           minus 8

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                 OPTION 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY

     UNISEX
    ADJUSTED                                                  UNISEX ADJUSTED AGE
      AGE              45              50              55              60              65             70              75
       45             3.19            3.26            3.33            3.38            3.41           3.44            3.46
       50             3.26            3.37            3.46            3.54            3.61           3.66            3.69
       55             3.33            3.46            3.60            3.72            3.83           3.91            3.98
       60             3.38            3.54            3.72            3.90            4.07           4.22            4.33
       65             3.41            3.61            3.83            4.07            4.32           4.56            4.75
       70             3.44            3.66            3.91            4.22            4.56           4.91            5.23
       75             3.46            3.69            3.98            4.33            4.75           5.23            5.74

                 OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                    REDUCED BY 50% ON DEATH OF PRIMARY PAYEE

         AGE OF PRIMARY
      AND SECONDARY UNISEX                  DOLLAR AMOUNT
               45                               3.34
               50                               3.55
               55                               3.82
               60                               4.19
               65                               4.70
               70                               5.40
               75                               6.40

Dollar amounts of the monthly Annuity payments for the third and fourth options are based on the Annuity 2000 Table (blended 50%/50% female/male). The above tables assume a year 2000 issue, and project mortality improvements to Age 102 using Projection Scale G. These tables assume a net investment rate of 3% per Annum, assuming a 365-day year.

Calendar Year in which 1st payment is due:
Adjusted age is Actual age:

1998-2000         2001-2005         2006-2010        2011-2015         2016-2020
minus 0           minus 1           minus 2          minus 3           minus 4

2021-2025         2026-2030         2031-2035        2036 AND LATER
minus 5           minus 6           minus 7          minus 8

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                     OPTION 5 - PAYMENTS FOR A FIXED PERIOD

                     MONTHLY                                         MONTHLY
   NUMBER OF         PAYMENT                        NUMBER OF        PAYMENT
     YEARS           AMOUNT                           YEARS          AMOUNT
       5              17.91                            18             5.96
       6              15.14                            19             5.73
       7              13.16                            20             5.51
       8              11.68                            21             5.32
       9              10.53                            22             5.15
       10             9.61                             23             4.99
       11             8.86                             24             4.84
       12             8.24                             25             4.71
       13             7.71                             26             4.59
       14             7.26                             27             4.47
       15             6.87                             28             4.37
       16             6.53                             29             4.27
       17             6.23                             30             4.18

The dollar amounts of the monthly Annuity payments for the fifth option are based on a net investment rate of 3% per annum, assuming a 365-day year.

                       THIS PAGE LEFT INTENTIONALLY BLANK.

                       THIS PAGE LEFT INTENTIONALLY BLANK.

      CERTIFICATE OF PARTICIPATION UNDER A GROUP VARIABLE ANNUITY CONTRACT



               TAX QUALIFIED                       NON-PARTICIPATING

                                  ENDORSEMENTS

                                 CASH LOAN RIDER

This rider is made a part of the group contract to which it is attached. The date of issue of the rider is the date the rider is attached to the contract, unless a different date is shown on the Contract Specifications page. This rider supersedes any existing language contained in the contract or any attached rider/endorsement.

You may request a loan on behalf of a Participant by Written Request to Us as stated below:

       1. the loan must be requested before the due date of the first Annuity payment for the Participant; and

       2. will be made without the consent of any Beneficiary or other party unless irrevocably named, or unless such consent is required by law; and

       3.     cannot exceed the maximum loan amount as stated below.

We may defer granting a loan for the period permitted by law but not for more than six months. We will not grant an additional loan for any Participant until the first loan taken for such Participant has been repaid in full. The minimum and maximum loan amounts are stated below.

A loan may only be taken from the Fixed Account. A transfer of Cash Value from the Underlying Funds to the Fixed Account must be made by Written Request prior to our granting the loan. The amount transferred to the Fixed Account will be taken on a pro rata basis from each of the Underlying Funds which have Cash Value, unless We are instructed otherwise. An express condition of Us lending the loan amount to You is that You will grant Us a security interest in the Cash Value of the Fixed Account equal to the loan amount.

--------------------------------------------------------------------------------
                      LOANS NOT SUBJECT TO TITLE I OF ERISA
--------------------------------------------------------------------------------

MINIMUM LOAN AMOUNT:        $1,000

MAXIMUM LOAN AMOUNT:        Participants may borrow 80% of the Cash Value for
                            accounts with balances up to $12,500;

                            $10,000 for accounts with balances between $12,500 and $20,000;

                            For accounts with balances over $20,000, Participants may borrow the lesser of $50,000 reduced by the highest total amount of loans outstanding during the prior 12 month period, or 50% of their nonforfeitable accrued benefit under the contract, subject to employer approval.

LOAN INTEREST RATE:         The maximum loan interest rate is 7.4% per year
                            payable in advance. The loan interest rate in effect upon loan origination will remain constant throughout the term of the loan.

--------------------------------------------------------------------------------
             EFFECT OF A LOAN ON THE CASH VALUE OF THE FIXED ACCOUNT
--------------------------------------------------------------------------------

While a loan remains outstanding, the Cash Value of the Fixed Account that is equal to the loan amount will be credited with interest of not less than 3% per year. We reserve the right to change the interest rate in the future, but it will never be less than 3% per year.

While a loan remains outstanding, "Cash Value" of the Fixed Account equals:

         1.  the Cash Value of the Fixed Account; less

         2.  the amount of the outstanding loan and accrued interest.

The Cash Value may be reduced as stated in the Loan Principal and Interest Repayments section of this rider.

--------------------------------------------------------------------------------
        EFFECT OF A LOAN ON THE CASH SURRENDER VALUE OF THE FIXED ACCOUNT
--------------------------------------------------------------------------------

While a loan remains outstanding, the Cash Surrender Value of the Fixed Account equals:

         1.  the Cash Surrender Value of the Fixed Account; less

         2.  the amount of any outstanding loan and accrued interest.

--------------------------------------------------------------------------------
    EFFECT OF A LOAN ON TRANSFERS FROM THE FIXED ACCOUNT TO UNDERLYING FUNDS
--------------------------------------------------------------------------------

While a loan remains outstanding, the Cash Surrender Value of the Fixed Account is the maximum amount that may be transferred from the Fixed Account, to any of the Underlying Funds, subject to the restrictions of the Fixed Account Rider.

--------------------------------------------------------------------------------
                     LOAN PRINCIPAL AND INTEREST REPAYMENTS
--------------------------------------------------------------------------------

Loan repayment terms are set forth in the loan agreement. The loan may be repaid in full at any time without penalty.

If the entire repayment amount due is not paid by the due date, one of the following events will occur:

       1. If there is Cash Value that is unrestricted and is sufficient to pay the entire repayment or a portion of the repayment amount due, We will surrender the repayment amount due from the unrestricted Cash Value. Cash Value that is unrestricted consists of any amount that is:

              a)     not restricted according to the Internal Revenue Code; and

              b)     attributable to Participant's contributions.

           When the repayment amount due is surrendered from the Cash Value, the Cash Value will also be reduced by:

              a) any amounts deducted on surrender, if applicable, which are shown on the Contract Specifications page; plus

              b)     any applicable Premium Tax not previously deducted; plus

              c) any applicable Federal or State Income Tax due in accordance with federal and state tax regulations in effect on the date of the surrender.

       2.  When the entire repayment amount due cannot be paid as described in item 1 above, We will send a reminder notice that the amount has not been paid in accordance with the terms of the loan. If that repayment amount due is not paid within 60 days of the date of Our notice, the outstanding loan plus any accrued interest will be considered a loan in default. Interest will continue to be charged and credited to the loan in default while the loan is outstanding. Repayment of the outstanding loan principal and/or accrued interest will be allowed at any time to prevent accrual of interest charges but will not reverse any prior adverse tax consequences due to default.

           When an event occurs that is recognized under federal tax law or regulations as one which allows the Cash Value to be distributed, the Cash Value will be reduced by:

              a) the amount of the outstanding loan plus any accrued interest; plus

              b) the amounts deducted on surrender, if applicable, which are shown on the Contract Specifications page; plus

              c)     any applicable Premium Tax not previously deducted; plus

              d) any applicable Federal or State Income Tax due in accordance with federal and state tax regulations in effect on the date of the surrender;

           and the loan will be considered as no longer outstanding.

                      FIRST CITICORP LIFE INSURANCE COMPANY

                                    [sig]

                                    President

                 PENSION/PROFIT SHARING PLAN QUALIFICATION RIDER

If the owner of this certificate requested that it be issued to comply with
Section 401(a) of the Code, the following conditions, restrictions and limitations apply to this certificate.

OWNERSHIP - NON-TRANSFERABLE

You may not sell, assign, or discount this certificate or pledge this certificate as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person or organization other than First CitiCorp Life Insurance Company; provided, however, the restrictions of this provision will not apply to the Trustee of any Trust described in Section 401(a) or the Administrator of any Annuity Plan described in Section 403(a) of the Code. This provision supersedes any provisions of the certificate which may be inconsistent with it.

MANDATORY DISTRIBUTION RESTRICTIONS

In order to meet the qualification requirements of Code Section 401(a), all plans must meet the required mandatory distribution rules in Code Section 401(a)(9).

Code Section 401(a)(9) states that a plan will not be qualified unless the entire interest of each employee is distributed to such employee not later than the "required beginning date" or over no longer than the life or life expectancy of such employee or the lives or joint life expectancy of such employee and a designated Beneficiary. Generally, the "required beginning date" means April 1 of the calendar year following the calendar year in which the employee attains age 70 1/2.

If the employee dies before his/her entire interest has been distributed, the remaining interest must be paid out at least as rapidly as it was being paid out under the method of payment in effect at the time of death. If the employee dies before the distribution of his/her entire interest has begun, the entire interest must be distributed within five years after the employee's death or an Annuity payable over no longer than life or life expectancy must be distributed to an electing designated Beneficiary starting within one year of the employee's death. A spousal designated Beneficiary may elect to defer distributions until the employee would have attained the age of 70 1/2.

ANNUITIES DISTRIBUTED UNDER QUALIFIED PLANS

If the applicant for this certificate requested that it be issued to comply with
Section 401(a) of the Code, and this certificate has subsequently been transferred to the Annuitant, the following conditions, restrictions and limitations apply to this certificate in addition to the above.

Spousal Consent

Death Benefit - If the Annuitant dies while the certificate continues and the Annuitant has a spouse at the time of the Annuitant's death, we will pay the death benefit to a person other than the current spouse of the Annuitant only if proof of spousal consent, which meets the requirements of Section 417 of the Code, is furnished to us.

If the Beneficiary is not the current spouse and such spousal consent is not furnished, we will pay 50% of the death benefit to the current spouse. We will pay the balance of the death benefit to the Beneficiary.

Certificate Cash Surrender - Before the due date of the first Annuity Payment,
1) if you do not have a spouse and without the consent of any Beneficiary unless irrevocably named; or, 2) if you do have a current spouse then only with the written consent of your spouse, as required by Section 417 of the Code; we will pay to you all or any portion of the Certificate Cash Surrender Value upon receipt of your Written Request for it.

Settlement Option - If the Annuitant is living on the Maturity Date, payment must be made in accordance with Option 4 under ANNUITY OPTIONS unless you elect another form of Annuity or Income Option and furnish us a qualified election which meets the requirements of Section 417 of the Code.

ADMINISTRATIVE COMPLIANCE

If the Code and related law, regulations and rulings require a distribution other than described above in order to keep this Annuity qualified under the Code, we will administer the certificate in accordance with these laws, regulations and rulings. We will provide you with a revised rider describing any necessary changes, following all regulatory approvals.

                      FIRST CITICORP LIFE INSURANCE COMPANY

                                    [sig]

                                    PRESIDENT

                    TAX-SHELTERED ANNUITY QUALIFICATION RIDER

This rider is made a part of this certificate in order to comply with Section 403(b) of the Code. The following conditions, restrictions and limitations apply. For the purposes of this Rider, the Certificate Owner must be the Annuitant.

OWNERSHIP - NON-TRANSFERABLE

You may not sell, assign, or discount this certificate or pledge this certificate as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person or organization other than to us. This provision supersedes any provisions of the certificate which may be inconsistent with it.

WITHDRAWAL RESTRICTIONS

To qualify as a certificate which can defer compensation under a Code Section 403(b) plan or arrangement, the withdrawal restrictions under Code Section 403(b)(11) must be met.

Withdrawals attributable to contributions made pursuant to a salary reduction agreement may be paid only upon or after attainment of age 59 1/2 , separation from service, death, total or permanent disability (as defined in Code Section 72(m)(7)) or in the case of hardship (as defined in the Treasury Regulations). The hardship exception applies only to the salary reduction contribution and not to any income attributable to such contribution.

These withdrawal restrictions apply to years beginning after December 31, 1988 but only with respect to assets other than those assets held as of the close of the last year beginning before January 1, 1989.

For the purposes of this provision, disability is the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration. An individual shall not be considered to be disabled unless he or she furnishes proof of disability.

If contributions attributable to a custodial account described in Section 403(b)(7) of the Code are transferred to this certificate, the following conditions, restrictions and limitations apply.

Withdrawals attributable to these transferred contributions may be paid only upon or after attainment of age 59 1/2, separation from service, death, or total and permanent disability (as defined in Code Section 72(m)(7)).

Withdrawals on account of hardship may be made only with respect to assets attributable to a custodial account as of the close of the last year beginning before January 1, 1989 and amounts contributed thereafter under a salary reduction agreement but not to any income attributable to such contributions.

MANDATORY DISTRIBUTION RESTRICTIONS

In order to meet the qualification requirements of Code Section 403(b), all plans must meet the required mandatory distribution rules in Code Section 401(a)(9).

Code Section 401(a)(9) states that a plan will not be qualified unless the entire interest of each employee is distributed to such employee not later than the "required beginning date" or over the life or life expectancy of such employee or over the lives or joint life expectancy of such employee and a designated Beneficiary. Generally, the "required beginning date" means April 1 of the calendar year following the calendar year in which the employee attains age 70 1/2.

If the employee dies before his/her entire interest has been distributed, the remaining interest must be paid out at least as rapidly as it was being paid out under the method of payment in effect at the time of death. If the employee dies before the distribution of his/her entire interest has begun, the entire interest must be distributed within five years after the employee's death or an Annuity payable over no longer than life or life expectancy must be distributed to an electing designated Beneficiary starting within one year of the employee's death. A spousal designated Beneficiary may elect to defer distributions until the employee would have attained the age of 70 1/2.

ADMINISTRATIVE COMPLIANCE

If the Code and related law, regulations and rulings require a distribution other than described above in order to keep this Annuity qualified under the Code, we will administer the certificate in accordance with these laws, regulations and rulings. We will provide you with a revised rider describing any necessary changes, following all regulatory approvals.

                      FIRST CITICORP LIFE INSURANCE COMPANY

                                    [sig]

                                    President

                                           FIRST CITICORP LIFE INSURANCE COMPANY

                                        Home Office: 666 Fifth Avenue, 3rd Floor
                                        New York, NY 10103

                                RIGHT TO EXAMINE

         If any Certificate is returned to Us at Our Office or to Our Agent to be canceled within 10 days after its delivery to the Certificate Owner, We will refund to the Certificate Owner the CertificateValue. If any portion of the Certificate Owner's purchase payment is allocated to the Fixed Account, according to his/her Certificate application or his/her most recent instructions to Us, We will calculate that portion of the Certificate Value by using the Fixed Account's interest rate during the Right to Examine period.

         If any Certificate is returned to Us at Our Office or to Our Agent to be canceled within 7 days after its delivery to the Certificate Owner, We will calculate that portion of the Certificate Value allocated to the Sub-Accounts by using the investment experience of the [Travelers Money Market Portfolio] Sub-Account as of the Return Date. If this Certificate is returned to Us at Our Office or to Our Agent to be canceled within 8 to 10 days after its delivery to the Certificate Owner, We will calculate that portion of the Certificate Value allocated to the Sub-Accounts by using the investment experience of the Sub-Accounts selected on his/her Certificate application or as You have most recently instructed Us, as of the Return Date.

         The Certificate Value is determined as of the Return Date, which is the next valuation date after the date the Written Request is mailed to Our Office or Agent, or the next valuation date after the date the Written Request is delivered to Our Office or Agent. After the Certificate is returned, it will be considered as never in effect.

This contract is issued in consideration of the master application and purchase payment. It is subject to the terms and conditions stated on the attached pages, all of which is a part of it, and in related Certificates. It is made effective as stated in the master application.

There is an annual Certificate Charge of [$30.00 allocated proportionately among the Sub-Accounts.] [There is also a maximum Sub-Account deduction of [.0000384 for each day in the Valuation Period which is equal to 1.40%] on a yearly basis. Based on the maximum charges on Separate Account assets, the Smallest Yearly Gross Investment rate which would have to be earned on the assets of a Sub-Account so that the dollar amount of variable annuity payments will not decrease is [4.40%.]

                                   [sig]

                                   President

   This is a legal contract between You and Us. READ YOUR CONTRACT CAREFULLY.

                     GROUP VARIABLE ANNUITY MASTER CONTRACT
                                  TAX QUALIFIED
                    LIFE ANNUITY COMMENCING AT MATURITY DATE

   ELECTIVE OPTIONS                                         NON-PARTICIPATING

ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY RELATED CERTIFICATES, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT AND WHEN BASED ON THE FIXED ACCOUNT ARE GUARANTEED AS TO FIXED DOLLAR AMOUNT.

                                TABLE OF CONTENTS

[Right to Examine                                                   Cover Page

Contract Specifications                                             Page 3

Definitions                                                         Page 5

Ownership, Beneficiary and Annuitant Provisions                     Page 6

Purchase Payment and Valuation Provisions                           Page 7

Death Benefit Provisions                                            Page 10

Settlement Provisions                                               Page 11

General Provisions                                                  Page 14

Table of Values                                                     Page 16

Life Annuity Tables                                                 Page 17]

           Any Riders or Endorsements follow the Life Annuity Tables.

--------------------------------------------------------------------------------
                             CONTRACT SPECIFICATIONS
--------------------------------------------------------------------------------

CONTRACT OWNER       [CONSUMER TRUST]

CONTRACT NUMBER      [SPECIMEN]              [ 04/01/1999]     CONTRACT DATE

--------------------------------------------------------------------------------

PURCHASE PAYMENTS:

Minimum Initial Purchase Payment:  [$5,000 per Certificate]
Minimum Subsequent Purchase Payment:  [$100 per Certificate Owner]
Maximum Purchase Payment:  [$1,000,000 unless We consent to a larger amount]

AMOUNTS DEDUCTED ON SURRENDER (FIRST IN, FIRST OUT BASIS):

[YEARS SINCE PURCHASE PAYMENT WAS PAID           PERCENT OF PURCHASE PAYMENTS
--------------------------------------          (NOT PREVIOUSLY SURRENDERED)
                                                 --------------------------
                  1-3                                         7%
                  4                                           6%
                  5                                           5%
                  6                                           4%
                  7                                           3%
                  8+                                          0%]

[After the first Certificate Year, and to the extent permitted under the currently effective tax law qualification rider, if applicable, the Certificate Owner may take partial surrenders annually of up to 15% of the Certificate Value as of the first Valuation Date of any given Certificate Year without imposition of amounts deducted on surrender.]

ASSUMED DAILY NET INVESTMENT FACTOR is 1.000081 for all Sub-Accounts.

CERTIFICATE CHARGE: [$30.00, Annually.] This charge will be taken on the fourth Friday of August of each year.] No Certificate Charge will be deducted from the Fixed Account.

TERMINATION: We reserve the right to terminate any Certificate when the Certificate Value is less than the Termination Amount of [$1,000 and no purchase payments have been made for at least three years.]

FIXED ACCOUNT GUARANTEED INTEREST PERIODS: The initial rate for any purchase payment is guaranteed for [one year from date it is credited to a Certificate. Subsequent renewal rates will be guaranteed for the calendar quarter.]

TRANSFER CHARGE:  [$0.00]

The Certificate Owner may transfer up to [15%] of the Fixed Account value to any of the Sub-Accounts [twice a year] during the [30 days following the semi-annual Certificate Date anniversary.]

--------------------------------------------------------------------------------
                             CONTRACT SPECIFICATIONS
--------------------------------------------------------------------------------


SEPARATE ACCOUNT:

             [FIRST CITICORP LIFE VARIABLE ANNUITY SEPARATE ACCOUNT]

UNDERLYING FUNDS -

[Salomon Brothers Variable Series Funds, Inc.                     Travelers High Yield Bond Trust
       Salomon Brothers Variable Capital Fund                     Travelers Money Market Portfolio
       Salomon Brothers Variable High Yield Bond Fund             The Travelers Series Trust
       Salomon Brothers Variable Investors Fund                          Large Cap Portfolio (Fidelity sub-adviser)
       Salomon Brothers Variable Total Return Fund                       MFS Research Portfolio
Travelers Series Fund, Inc.                                              MFS Mid Cap Growth Portfolio
       AIM Capital Appreciation Portfolio                                Travelers Quality Bond Portfolio
       MFS Total Return Portfolio                                 Variable Annuity Portfolios
       Putnam Diversified Income Portfolio                               CitiSelect(R) VIP Folio 200
Templeton Variable Products Series Fund                                  CitiSelect(R) VIP Folio 300
       Franklin Small Cap Investments Fund Class II                      CitiSelect(R) VIP Folio 400
       Templeton International Fund Class II                             CitiSelect(R) VIP Folio 500
                                                                         CitiFunds Small Cap Growth VIP Portfolio]

Information about the Separate Account is provided in the prospectus for [First Citicorp Life Variable Annuity Separate Account.]

--------------------------------------------------------------------------------
                                   DEFINITIONS
--------------------------------------------------------------------------------


(a) ACCOUNT(s) - the Sub-Accounts and/or the Fixed Account under related Certificates.

(b) ACCUMULATION UNIT - an accounting unit of measure used to calculate the value of a Certificate before Annuity payments begin.

(c)    AGE - age last birthday.

(d) ANNUITANT - the person on whose life the Maturity Date and Annuity payments depend.

(e) ANNUITY UNIT - an accounting unit of measure used to calculate the amount of Annuity payments.

(f) CERTIFICATE - the Certificate of Insurance provided to the Certificate Owner, which describes the benefits, rights and obligations of You and Us.

(g)    CERTIFICATE DATE - the date on which the Certificate is issued.

(h) CERTIFICATE OWNER - the person who participates under this contract and is given a Certificate of Insurance.

(i) CODE - the Internal Revenue Code of 1986, as amended, and all related laws and regulations which are in effect during the term of this Certificate.

(j)    CONTRACT DATE - the date on which the contract is issued.

(k) CONTRACT OWNER - the party indicated in the CONTRACT SPECIFICATIONS or any party subsequently named.

(l)    CONTRACT YEARS - twelve-month periods beginning with the Contract Date.

(m) DEATH REPORT DATE - the Valuation Date coincident with or next following the day on which We have received 1) Due Proof of Death and 2) a Written Request for an election of a single sum payment or an alternate Settlement Option as described in the contract.

(n) DUE PROOF OF DEATH - (I) a copy of a certified death Certificate; (ii) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; (iii) a written statement by a medical doctor who attended the deceased; or (iv) any other proof satisfactory to Us.

(o) FIXED ACCOUNT - an account that consists of all of the assets under related Certificates other than those in the Separate Account.

(p)    MATURITY DATE - the date on which the Annuity payments are to begin.

(q) OUR OFFICE - the Home Office of First Citicorp Life Insurance Company or any other office which We may designate for the purpose of administering this contract.

(r) RECORDED - a Written Request is recorded when the information is noted in Our file.

(s) SEPARATE ACCOUNTS - those Separate Accounts indicated in the CONTRACT SPECIFICATIONS which We established for this class of contracts, Certificates and certain other contracts.

(t) SETTLEMENT OPTION - an Annuity or Income option elected under related Certificates.

(u) SUB-ACCOUNT - that portion of the assets of a Separate Account which is allocated to a particular Underlying Fund.

(v) TAX QUALIFIED CERTIFICATE - a Certificate used in a retirement plan or program that is intended to qualify under Sections 401, 403, 408, or 414(d) of the Code.

(w) UNDERLYING FUND - an open-end investment management company indicated in the CONTRACT SPECIFICATIONS, which serves as an investment option under the Separate Account.

(x)    VALUATION DATE - a date on which a Sub-Account is valued.

(y)    VALUATION PERIOD - the period between successive valuations.

(z)    WE, US, OUR - First Citicorp Life Insurance Company.

(aa) WRITTEN REQUEST - written information including requests for Certificate or contract changes sent to Us in a form and content satisfactory to Us and received at Our Office.

(bb)   YOU, YOUR - the Contract Owner.

--------------------------------------------------------------------------------
                 OWNERSHIP, BENEFICIARY AND ANNUITANT PROVISIONS
--------------------------------------------------------------------------------

OWNERSHIP

The contract belongs to the Contract Owner shown on the CONTRACT SPECIFICATIONS. The Certificate belongs to the Certificate Owner shown on the CERTIFICATE SPECIFICATIONS. The Certificate Owner has sole power to exercise rights and receive benefits under a Certificate during the Annuitant's lifetime. In order to maintain tax qualification, related Certificate may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose except as may be required or permitted under applicable sections of the Code. We will administer any Certificate only as a Tax Qualified Certificate.

The Certificate owner will be the recipient of all payments while the Annuitant is alive unless the Certificate Owner directs them to an alternative recipient under a Recorded payment direction. An alternative recipient under a payment direction does not become the Certificate owner. A payment direction is revocable by the Certificate Owner at any time by Written Request giving 30 days advance notice.

CREDITOR CLAIMS

To the extent permitted by law, no right or benefit of any Certificate Owner, Annuitant or Beneficiary under any Certificate shall be subject to the claims of creditors or any legal process.

BENEFICIARY

The Beneficiary is the party named in a Written Request. The Beneficiary receives any remaining benefits under a Certificate upon the death of the Annuitant.

A Certificate Owner may change or add a Beneficiary by Written Request during the lifetime of the Annuitant and while a Certificate continues. Once a change of Beneficiary is Recorded by Us, it will take effect as of the date of the request, subject to any payments made or other actions taken by Us before the recording.

If no Beneficiary has been named by a Certificate Owner, or none survives when the Annuitant dies, the interest of any Beneficiary will pass:

       a. to the estate of the Certificate Owner of a Tax Qualified Certificate qualifying under Section 408 of the Code, or to the estate of the Certificate Owner of a non-trusteed Tax Qualified Certificate under other than Section 408 of the Code; or

       b. to the trustee or plan administrator of a trusteed Tax Qualified plan Certificate for further distribution in accordance with the plan.

ANNUITANT

The Annuitant is the individual shown on the Certificate Owner's CERTIFICATE SPECIFICATIONS on whose life the first Annuity payment is made. The Annuitant may not be changed after the Certificate Date except as may be provided under a provision of the tax law qualification rider currently in effect for the Certificate.

--------------------------------------------------------------------------------
                    PURCHASE PAYMENT AND VALUATION PROVISIONS
--------------------------------------------------------------------------------

PURCHASE PAYMENTS

PURCHASE PAYMENT

Purchase payments are the payments made for a Certificate and the benefits it provides. An initial lump sum purchase payment must be made and is due and payable before a Certificate becomes effective. Each purchase payment is payable as shown on the CONTRACT SPECIFICATIONS to Us at Our Office or to one of our authorized representatives. No purchase payments after the minimum initial purchase payment are required to continue a Certificate in force, except as provided in the "Termination" provision.

Net purchase payments are that part of purchase payments applied to the Certificate Value. A net purchase payment is equal to the purchase payment less any applicable premium tax charge.

ALLOCATION OF PURCHASE PAYMENTS

We will apply any net purchase payments to provide Accumulation Units of selected Sub-Accounts and/or the Fixed Account of related Certificate. The initial purchase payment will be applied within two business days following its receipt at Our Office. Any subsequent purchase payments will be applied as of the next valuation following receipt of those payments at Our Office. The net purchase payment will be allocated to the Accounts in the proportion specified by a Certificate Owner for a Certificate. By Written Request, a choice of Accounts or allocation percentages can be changed by a Certificate Owner. The available Underlying Funds to which Sub-Account assets are allocated are shown on the CONTRACT SPECIFICATIONS; funds may be subsequently added or deleted.

SUB-ACCOUNT VALUATION

NUMBER OF ACCUMULATION UNITS

The number of Accumulation Units to be credited to each Sub-Account once a purchase payment has been received by Us will be determined by dividing the net purchase payment applied to that Sub-Account by the then Accumulation Unit Value of that Sub-Account.

ACCUMULATION UNIT VALUE

[The initial value of an Accumulation Unit for each Sub-Account was set at $1.00.] We determine the value of an Accumulation Unit in each Sub-Account on each Valuation Date by multiplying the value on the immediately preceding Valuation Date by the net investment factor for that Sub-Account for the Valuation Period just ended.

The value of an Accumulation Unit on any date other than a Valuation Date will be equal to its value as of the next Valuation Date.

NET INVESTMENT FACTOR

The net investment factor is a factor applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The net investment factor for a Sub-Account for any Valuation Period is equal to the sum of 1.0000 plus the net investment rate.

Each Sub-Account's net investment rate for a Valuation Period is equal to the gross investment rate for that Sub-Account, less the applicable Sub-Account deduction for the Valuation Period.

The gross investment rate of a Sub-Account for a Valuation Period is equal to
(1) divided by (2) where (1) is:

       (a)    investment income, plus

       (b)    capital gains and losses, whether realized or unrealized; less

       (c) a deduction for any tax levied against the Separate Account and its Underlying Funds; and

(2) is the amount of the assets at the beginning of the Valuation Period.

The gross investment rate for a Sub-Account may be either positive or negative. If a Sub-Account is invested in shares of an Underlying Fund, assets are based on the net asset value of the Underlying Fund. Investment income includes any distribution whose ex-dividend date occurs during the Valuation Period.

FIXED ACCOUNT VALUATION

NUMBER OF ACCUMULATION UNITS - We will determine the number of Accumulation Units to be credited to the Fixed Account on receipt of a purchase payment by dividing the net purchase payment applied to the Fixed Account by the then dollar value of one Accumulation Unit of the Fixed Account.

ACCUMULATION UNIT VALUE - We determine the value of an Accumulation Unit in the Fixed Account on any day by multiplying the value on the immediately preceding day by the net interest factor for the day on which the value is being determined.

NET INTEREST FACTOR - The net interest factor for any day is the guaranteed net interest rate which is equivalent to an effective annual interest rate of 3.00%, plus 1.0000. The method of crediting additional interest will be at Our discretion.

Interest is declared in advance. Before Annuity or Income payments begin, We may credit the Fixed Account with annual interest rates higher than the minimum guaranteed interest rate of 3.00%. Interest rates may be higher or lower than the initial interest rates, but not less than the minimum guaranteed interest rate of 3.00%. Additional amounts may be credited by Us at Our discretion for the guaranteed interest periods shown on the CERTIFICATE SPECIFICATIONS.

TRANSFER BETWEEN ACCOUNTS

[The Certificate Owner may transfer all or any part of his/her Certificate Value from one Sub-Account to any other Sub-Account at any time up to 30 days before the due date of the first Annuity or Income payment. Additionally, the Certificate Owner may transfer a part of the Fixed Account value to any of the Sub-Accounts, twice a year during the 30 days following the semi-annual Certificate Date Anniversary in the amount shown on the CONTRACT SPECIFICATIONS.

Amounts may generally be transferred from the Sub-Accounts to the Fixed Account at any time, up to 30 days before the due date of the first Annuity or Income payment. Amounts previously transferred from the Fixed Account to the Sub-Accounts may not be transferred back to the Fixed Account for a period of at least 6 months from the date of transfer. We reserve the right to limit the number of transfers from one Sub-Account to any other Sub-Account or to the Fixed Account. We will not limit these transfers to less than one in any six-month period.

Transfers between Accounts will result in the addition or deletion of Accumulation Units having a total value equal to the dollar amount being transferred to or from a particular Account. The number of Accumulation Units will be determined by using the Accumulation Unit Value of the Accounts involved as of the next valuation after We receive notification of request for transfer. Transfers will be subject to any applicable Transfer charge stated on the CONTRACT SPECIFICATIONS. In no event will a Transfer charge be assessed for the first 12 transfers in each Certificate Year.

AUTOMATED TRANSFERS (DOLLAR COST AVERAGING)

[The Certificate Owner may establish automated transfer of Certificate Values on a monthly or quarterly basis from the Fixed Account and certain Sub-Accounts to other Sub-Accounts through Written Request. A minimum total Certificate Value of $5,000 to enroll in the Dollar Cost Averaging program. The minimum total automated transfer amount is $100.

Certain restrictions apply for automated transfers from the Fixed Account that do not apply to automated transfers from any of the Sub-Accounts. Automated transfers of Certificate Values from the Fixed Account may be established at any time following the date on which a Certificate Owner makes a purchase payment of at least $5,000 to the Fixed Account. Automated transfers from the Fixed Account may not deplete the Certificate Owner's Fixed Account Value in a period of less than twelve months from a Certificate Owner's enrollment in the Dollar Cost Averaging program.

A Certificate Owner may start or stop participation in the Dollar Cost Averaging program at any time, but a Certificate Owner must give Us at least 30 days notice to change any automated transfer instructions that are currently in place. Automated transfers are subject to all of the other provision and terms of the Certificate, including provisions relating to the transfer of money between Sub-Accounts.

Before transferring any part of the Certificate Value, the Certificate Owner should consider the risks involved in switching between investments available under his/her Certificate. Dollar cost averaging requires regular investments regardless of fluctuating price level and does not guarantee profits or prevent losses in a declining market. A potential investor should consider his/her financial ability to continue purchases through periods of low price levels.]

CERTIFICATE VALUES

CERTIFICATE VALUE

The Certificate Value of a Certificate on any date equals the sum of the accumulated values in the Accounts. The accumulated value in an Account equals the number of outstanding Accumulation Units credited to that Account, multiplied by the then Accumulation Unit Value for that Account.

The Guaranteed Value of the Fixed Account equals the accumulated values of the Fixed Account calculated by using the guaranteed net interest factor. The Guaranteed Values of the Fixed Account are shown in the Table of Values.

CERTIFICATE CHARGE

A Certificate Charge in the amount and for the period shown on the CONTRACT SPECIFICATIONS will be [deducted from the Certificate Value to reimburse Us for administrative expenses relating to the Certificate. The Certificate Charge will be deducted by surrendering on a pro rata basis Accumulation Units from all Sub-Accounts in which the Certificate Owner has an interest.

We will deduct the charge on a pro rata basis if the Certificate has been in effect for less than a full period on the date a Certificate Charge is deducted. The Certificate Charge will also be prorated upon full surrender or termination of the Certificate.]

CASH SURRENDER

A Certificate Owner may elect by Written Request to receive the Cash Surrender Value of his/her Certificate before the due date of the first Annuity or Income payment and without the consent of any Beneficiary unless irrevocably named. He/she may elect either a full or partial surrender of the Certificate Cash Surrender Value. In the case of a full surrender, this Certificate will be canceled. A partial surrender will result in a reduction in his/her Certificate Value. If a Certificate Owner has a balance in more than one Account, his/her Certificate Value will be reduced from all his/her Accounts on a pro rata basis, unless other requested.

The Certificate Cash Surrender Value will be determined as of the next valuation following receipt of the Certificate Owner's Written Request. We may delay payment of the Certificate Cash Surrender Value of the Sub-Accounts for a period of not more than seven days after We receive Written Request. We may delay payment of the Certificate Cash Surrender Value of the Fixed Account for a period of not more than six months after We receive the Certificate Owner's Written Request.

CERTIFICATE CASH SURRENDER VALUE

The Certificate Cash Surrender Value is equal to the Certificate Value less any amounts deducted on surrender which are shown on the CONTRACT SPECIFICATIONS, any applicable premium tax not previously deducted, and any outstanding loan balance.

The Guaranteed Cash Surrender Value of the Fixed Account equals the
Guaranteed Value of the Fixed Account less any amounts deducted on surrender which are shown on the CONTRACT SPECIFICATIONS, less any applicable premium tax not previously deducted and less any outstanding loan balance. For Guaranteed Cash Surrender Values of the Fixed Account, see the Table of Values.

[SYSTEMATIC WITHDRAWALS

A Certificate Owner may elect in writing on a form provided by Us to take systematic withdrawals from the Certificate by surrendering a specified dollar amount of at least $100.00 on a monthly, quarterly, semi-annual or annual basis. Any applicable surrender charges above the free withdrawal allowance of 10% of the Certificate Owner's Certificate Value and any applicable premium taxes will be deducted. The minimum Certificate Value required to begin systematic withdrawals is $15,000. We will process the withdrawals as directed by surrendering on a pro-rata basis, Accumulation Units from all Sub-Accounts or the Fixed Account in which You have an interest, unless otherwise directed. A Certificate Owner may begin or discontinue systematic Withdrawals at any time by notifying Us in writing, but a least 30 days notice must be given to change any systematic withdrawal instructions that are currently in place. In no instance will systematic withdrawals be permitted beyond the Maturity Date.

Each systematic withdrawal is subject to federal income taxes on the taxable portion. In addition, a 10% federal penalty may be assessed on systematic withdrawals if the Certificate Owner is under age 59 1/2. A Certificate Owner should consult with a tax adviser regarding the tax consequences of systematic withdrawals.]

CERTIFICATE CONTINUATION

Except as provided in the "Termination" provision, a Certificate does not require continuing purchase payments and will automatically continue as a paid-up Certificate during the lifetime of the Annuitant until the Maturity Date or until it is surrendered.

--------------------------------------------------------------------------------
                            DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

A death benefit is payable to the Beneficiary upon the death of the Annuitant before the Maturity Date. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the Beneficiary the death benefit in a single sum as described below upon receiving Due Proof of Death. A Beneficiary may request that a death benefit payable under a Certificate be applied to a Settlement Option subject to the provisions of a Certificate and the current tax law qualification rider.

DEATH PROCEEDS PRIOR TO THE MATURITY DATE

If the Annuitant is younger than age 76 on the Certificate Date, the death benefit payable as of the Death Report Date will be the greatest of a), b) or c) below, less any applicable premium tax and outstanding loans:

       a)     the Certificate Value on the Death Report Date

       b) the total purchase payments less the total amount of any partial surrenders made under this Certificate; or

       c)     the Step-Up Value (if any, as described below).

              STEP UP VALUE

              WHERE ANNUITANT WAS YOUNGER THAN AGE 68 ON THE CERTIFICATE DATE

              A Step-Up Value will be established on the seventh Certificate Date anniversary which occurs on or prior to the Death Report Date. The initial Step-Up Value will equal the Certificate Value on that anniversary. Whenever a purchase payment is made, the Step-Up Value will be increased by the amount of that purchase payment. Whenever a partial surrender is taken, the Step-Up Value will be reduced by a Partial Surrender Reduction as described below. On each Certificate Date anniversary that occurs before the Annuitant's 76th birthday and before the Annuitant's death, if the Certificate Value is greater than the Step-Up Value, the Step-Up Value will be reset to equal the Certificate Value on that date. If the Step-Up Value is greater than the Certificate Value, the Step-Up Value will remain unchanged. The Step-Up Value will not be reduced on these anniversary recalculations (provided no surrenders are made on that day). The only changes made to the Step-Up Value on or after the Annuitant's 76th birthday will be those related to additional purchase payments or partial surrenders as described above.

              WHERE ANNUITANT WAS AGE 68 THROUGH 75 ON THE CERTIFICATE DATE

              A Step-Up Value will be established on the seventh Certificate Date anniversary prior to the Death Report Date. The Step-Up Value will equal the Certificate Value on that anniversary. Whenever a purchase payment is made, the Step-Up Value will be increased by the amount of that purchase payment. Whenever a partial surrender is taken, the Step-Up Value will be reduced by a Partial Surrender Reduction as described below. The only changes made to the Step-Up Value on or after the seventh Certificate Date anniversary will be those related to additional purchase payments or partial surrenders as described above.

              PARTIAL SURRENDER REDUCTION

              The Partial Surrender is equal to 1) the Step-Up Value in effect immediately prior to the reduction for the partial surrender, multiplied by 2) the amount of the partial surrender divided by 3) the Certificate Value immediately prior to the partial surrender.

If the Annuitant is age 76 or older on the Certificate Date, the death benefit payable as of the Death Report Date will be the Certificate Value on the Death Report Date, less any applicable premium tax and outstanding loans.

We must be notified no later than six months from the date of death in order for Us to make payment of proceeds as described above. If notification is received more than six months after the date of death, the death benefit payable will be the Certificate Value on the Death Report Date, less any applicable Premium Tax and outstanding loans.

DEATH PROCEEDS AFTER THE MATURITY DATE

If the Annuitant dies on or after the Maturity Date, We will pay the Beneficiary a death benefit consisting of any benefit remaining under the Annuity or Income option then in effect.]

--------------------------------------------------------------------------------
                              SETTLEMENT PROVISIONS
--------------------------------------------------------------------------------

MATURITY DATE

The Maturity Date is shown on a Certificate Owner's CERTIFICATE SPECIFICATIONS. This is the date on which We will begin paying the first of a series of Annuity or Income payments in accordance with the Settlement Option elected by the Certificate Owner. Annuity or Income payments will begin under a Certificate on the Maturity Date unless the Certificate has been fully surrendered or the proceeds have been paid to the Beneficiary prior to that date. We may require proof that the Annuitant is alive before Annuity payments are made. If no Maturity Date is specified, the automatic Maturity Date will be the greater of when the Annuitant reaches age 70.5 or the required beginning date, if later, but in no instance shall the automatic Maturity Date be later than the date when the Annuitant reaches age 90.

Additionally, to the extent permitted by law, at least 30 days before the original Maturity Date, a Certificate Owner may change the Maturity Date by Written Request to any time prior to the Annuitant's 70.5th birthday.

ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, We will pay any amount payable under a Certificate to the Certificate Owner in one lump sum or in accordance with the Settlement Option elected. While the Annuitant is alive, the Certificate Owner may change the Settlement Option election by Written Request, but only before the Maturity Date. Once Annuity or Income payments have commenced, no further election changes are allowed.

If no election has been made on the Maturity Date and if the Annuitant is living and has a spouse, We will pay to the Certificate Owner the first of a series of monthly Annuity payments based on the life of the Annuitant as primary payee and the Annuitant's spouse as secondary payee, in accordance with Annuity Option 4. During the Annuitant's lifetime, if no election has been made and the Annuitant has no spouse on the Maturity Date, We will pay to the Certificate Owner the first of a series of monthly Annuity payments based on the life of the Annuitant, in accordance with Annuity Option 2, with 120 monthly payments assured.

MINIMUM AMOUNTS

The minimum amount that can be placed under a Settlement Option is [$2,000 unless We consent to a lesser amount.] If any periodic payments due are less than [$100.00, We reserve the right to make payments at less frequent intervals.]

ALLOCATION OF ANNUITY

At the time election of one of the Annuity Options is made, the person electing the option may further elect to have the Certificate Value applied to provide a Variable Annuity, a Fixed Annuity or a combination of both.

If no election is made to the contrary, the value of a Sub-Account will be applied when Annuity payments start to provide an Annuity which varies with the investment experience of that same Sub-Account and the value of the Fixed Account will be applied to provide a Fixed Annuity.

A Certificate Owner may elect to transfer Certificate Value from one Account to another, as described in the provision "Transfer Between Accounts," in order to reallocate the basis on which Annuity payments will be determined. Once Annuity payments start, the Certificate Owner may, with Our consent, change the allocation of his/her values in each Sub-Account.

VARIABLE ANNUITY

AMOUNT OF BASIC FIRST PAYMENT

The LIFE ANNUITY TABLES are used to determine the basic first monthly Annuity payment. They show the dollar amount of the basic first monthly Annuity payment which can be purchased with each $1,000 applied. The amount applied to an Annuity will be the Certificate Cash Surrender Value as of 14 days before the date Annuity payments start. We reserve the right to require satisfactory proof of the age of any person on whose life Annuity payments are based before making the first payment under any of these options.

ANNUITY UNIT VALUE

[The initial value of an Annuity Unit for each Sub-Account was set at $1.00.] On any Valuation Date, the Annuity Unit Value for a Sub-Account equals the Sub-Account Annuity Unit Value on the immediately preceding Valuation Date, multiplied by the net investment factor for that Sub-Account for the Valuation Period just ended, divided by the Assumed Daily Net Investment Factor. The Assumed Daily Net Investment Factor is shown on the CONTRACT SPECIFICATIONS.

The Value of an Annuity Unit as of any date other than a Valuation Date will be equal to its value as of the next succeeding Valuation Date.

NUMBER OF ANNUITY UNITS

We determine the number of Annuity Units credited to a Certificate in each Sub-Account by dividing the basic first monthly Annuity payment attributable to that Sub-Account by the Sub-Account's Annuity Unit Value as of 14 days before the due date of the first Annuity payment.

AMOUNT OF SECOND AND SUBSEQUENT BASIC PAYMENTS

The dollar amount of the second and subsequent payments may increase or decrease from month to month. The total amount of each Annuity payment will be equal to the sum of the basic payments in each Sub-Account.

The actual amount of the basic payments in each Sub-Account is found by multiplying the number of Annuity Units credited to a Certificate in that Sub-Account by the Annuity Unit Value of the Sub-Account as of the date 14 days prior to the date on which the payment is due.

FIXED ANNUITY

A Fixed Annuity is an Annuity with payments which remain fixed as to dollar amount throughout the payment period. The dollar amount of the first Fixed Annuity payment will be calculated as described above in the "Amount of Basic First Payment" provision. All subsequent payments will be in the same amount and that amount will be assured throughout the payment period. If it would produce a larger payment, We agree that the Fixed Annuity payment will be determined using the Life Annuity Tables in effect on the Maturity Date.

ANNUITY OPTIONS

Subject to conditions stated in ELECTIONS OF SETTLEMENT OPTIONS and MINIMUM AMOUNTS, all or any part of the Certificate Cash Surrender Value may be paid under one or more of the Annuity Options below.

OPTION 1. LIFE ANNUITY - NO REFUND

We will make monthly Annuity payments during the lifetime of the person on whose life the payments are based, ending with the last monthly payment preceding death.

OPTION 2. LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS ASSURED

We will make monthly Annuity payments during the lifetime of the person on whose life the payments are based, and under the conditions stated below.

If at the death of that person, payments have been made for less than 120, 180, or 240 months, as elected, We will continue to make payments to the designated Beneficiary during the remainder of the period.

OPTION 3. JOINT AND LAST SURVIVOR LIFE ANNUITY

We will make monthly Annuity payments during the joint lifetime of two persons on whose lives payments are based and during the lifetime of the survivor.

No more payments will be made after the death of the survivor.

OPTION 4. JOINT AND LAST SURVIVOR LIFE ANNUITY - ANNUITY REDUCED ON DEATH OF PRIMARY PAYEE

We will make monthly Annuity payments during the joint lifetime of two persons on whose lives payments are based. One of the two persons will be designated as the primary payee. The other will be designated as the secondary payee. On the death of the secondary payee, if survived by the primary payee, We will continue to make monthly Annuity payments to the primary payee in the same amount that would have been payable during the joint lifetime of the two persons.

On the death of the primary payee, if survived by the secondary payee, We will continue to make monthly Annuity payments to the secondary payee in an amount equal to 50% of the payments which would have been made during the lifetime of the primary payee.

No further payments will be made following the death of the survivor.

OPTION 5. OTHER ANNUITY OPTIONS

We will make any other arrangements for Annuity payments as may be mutually agreed upon by Us and a Certificate Owner.

INCOME OPTIONS

We will pay all or any part of the Certificate Cash Surrender Value to the Certificate Owner under one or more of the Income Options below subject to the conditions stated in ELECTION OF SETTLEMENT OPTIONS and MINIMUM AMOUNTS.

The Certificate Cash Surrender Value used to determine the amount of any Income payment will be based on the Accumulation Unit Value as of 14 days before the date an Income payment is due and will be determined the same way as in the Accumulation period.

OPTION 1. PAYMENTS OF A FIXED AMOUNT

We will make equal payments each month in the amount elected until the Certificate Cash Surrender Value applied under this option is gone.

The first monthly payment will be paid from each Sub-Account in proportion to its Certificate Cash Surrender Values applied.

The second payment and all later payments from each Sub-Account will be the same as the first payment under this option. The final payment will include any amount that is not enough to make another full payment.

OPTION 2. PAYMENTS FOR A FIXED PERIOD

We will make monthly payments for the period selected. The amount of each payment will be equal to the then remaining Certificate Cash Surrender Value applied under this option divided by the number of remaining payments.

OPTION 3. OTHER INCOME OPTIONS

We will make any other arrangements for Income payments as may be mutually agreed upon Us and the Certificate Owner.

--------------------------------------------------------------------------------
                               GENERAL PROVISIONS
--------------------------------------------------------------------------------

THE CONTRACT

The entire contract between the Contract Owner and Us consists of the contract, all attached pages and the written master application. Nothing in the contract between the Contract Owner and Us invalidates or impairs any right granted to the Certificate Owner by the Certificate.

THE CERTIFICATE

Each Certificate Owner will receive an individual Certificate stating in substance the benefits he or she is entitled under the Certificate and contract. The Certificate does not constitute a part of the contract. The entire Certificate consists of the Certificate, all attached pages and the written Certificate application.

CERTIFICATE CHANGES

The only way a Certificate may be changed is by a written endorsement signed by one of Our officers.

SUBSTITUTION OF SEPARATE ACCOUNT OR UNDERLYING FUNDS

If it is not possible to continue to offer a Separate Account or Underlying Fund, or in Our judgment becomes inappropriate for the purposes of a Certificate, We may substitute another Separate Account or Underlying Fund without a Certificate Owner's consent. Substitution may be made with respect to both existing investments and investment of future premium payments. However, no such substitution will be made without notice to the Certificate Owner and without prior approval of the State of New York Insurance Department and the Securities and Exchange Commission, to the extent required by law.

MISSTATEMENT

If the Annuitant's date of birth was misstated in the Certificate application, all benefits of the Certificate are what the purchase payment paid would have purchased at the correct age.

If an overpayment has occurred, the overpaid amount will be charged an interest rate of 3% per annum. This amount due will be deducted from the subsequent annuity payments as necessary. If an underpayment has occurred, the underpaid amount will be credited an interest rate of 3% per annum. This amount due will be added to subsequent annuity payments as necessary.

Proof of the Annuitant's age may be filed at any time at Our Office.

INCONTESTABILITY

We will not contest a Certificate from its Certificate Date.

TERMINATION

We reserve the right to terminate a Certificate on any Valuation Date if the Certificate Value as of the date is less than the Termination Amount shown on the CONTRACT SPECIFICATIONS, and purchase payments have not been made to a Certificate for at least three years. Termination will not occur until 31 days after We have mailed notice of termination to the Certificate Owner last known address. If the Certificate is terminated, We will pay the Certificate Owner the Certificate Value, less any applicable premium tax not previously deducted and any outstanding loan balance.

REQUIRED REPORTS

We will furnish a report to the Certificate Owner as often as required by law, but at least once in each Certificate Year before the due date of the first Annuity or Income payment. The report will show the number of Accumulation Units credited to the Certificate in each Account and the corresponding Accumulation Unit Value as of the date of the report. The report will also show any Certificate Cash Surrender Value and any Death Benefit under the Certificate, if required by law.

VOTING RIGHTS

So long as federal law requires, the Certificate Owner may have the right to vote at the meetings of the shareholders of the Underlying Funds. If he/she has voting rights, We will send a notice to telling the time and place of a meeting. The notice will also explain matters to be voted upon and how many votes he/she gets.

MORTALITY AND EXPENSES

Our actual mortality and expense experience will not affect the amount of any Annuity or Income payments or any other values under a Certificate.

NON-PARTICIPATING

This contract and related Certificates do not share in Our surplus earnings, so neither You or a Certificate Owner will receive dividends under it.

CHANGES IN TAXES BASED UPON PREMIUM OR VALUE

If there is any change in any law assessing taxes against Us based upon the premiums or value of the Certificates or the contract, We reserve the right to charge the Certificate Owner's proportionately for that tax. This would include a tax based upon Our realized net capital gains in the Sub-Accounts and on earnings in the Fixed Account, on which We are not currently taxed.

CERTIFICATE MODIFICATION

We reserve the right to modify a Certificate to qualify it under provision of Sections 401, 403, 408 or 414(d) of the Code and all related laws and regulations which are in effect during the term of a Certificate. We will obtain the approval of any regulatory authority needed for the modifications.

STATE LAWS

This contract is governed by the law of the state in which it is delivered. A Certificate is governed by the law of the state in which it is delivered. Any paid-up Annuity, Certificate Cash Surrender or death benefits that are available under related Certificates are not less than the minimum benefits required by the statutes of the state in which the Certificate is delivered.

EMERGENCY PROCEDURE

We reserve the right to suspend or postpone the date of any payment of any benefit or values for any Valuation Period (1) when the New York Stock Exchange is closed; (2) when trading on the Exchange is restricted; (3) when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the securities held in the Sub-Accounts is not reasonably practicable or it is not reasonably practicable to determine the value of the Sub-Account's net assets, or (4) during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders. Any provision of this Certificate which specifies a Valuation Date will be superseded by this Emergency Procedure.

RELATION OF THIS CONTRACT TO THE SEPARATE ACCOUNTS AND SUB-ACCOUNTS

We will have exclusive and absolute ownership and control of the assets of Our Separate Account and the Sub-Accounts. That portion of the assets of a Separate Account or Sub-Account equal to the reserves and other contract liabilities with respect to such Separate Account or Sub-Account shall not be chargeable with liabilities arising out of any other business We conduct. Our determination of the value of an Accumulation Unit and an Annuity Unit by the method described in this contract will be conclusive.

                                 TABLE OF VALUES

GUARANTEED VALUES OF THE FIXED ACCOUNT PER $1,000 OF NET PURCHASE PAYMENT
APPLIED

   [NO. OF
  YEARS FROM                                                        NO. OF YEARS FROM
 DATE PAYMENT            GUARANTEED             GUARANTEED           DATE PAYMENT IS                               GUARANTEED CASH
  IS APPLIED                VALUE          CASH SURRENDER VALUE          APPLIED           GUARANTEED VALUE        SURRENDER VALUE
      1                     1030                    960                    36                    2898                   2898
      2                     1060                    990                    37                    2985                   2985
      3                     1092                   1022                    38                    3074                   3074
      4                     1125                   1065                    39                    3167                   3167
      5                     1159                   1109                    40                    3262                   3262
      6                     1194                   1154                    41                    3359                   3359
      7                     1229                   1199                    42                    3460                   3460
      8                     1266                   1266                    43                    3564                   3564
      9                     1304                   1304                    44                    3671                   3671
      10                    1343                   1343                    45                    3781                   3781
      11                    1384                   1384                    46                    3895                   3895
      12                    1425                   1425                    47                    4011                   4011
      13                    1468                   1468                    48                    4132                   4132
      14                    1512                   1512                    49                    4256                   4256
      15                    1557                   1557                    50                    4383                   4383
      16                    1604                   1604                    51                    4515                   4515
      17                    1652                   1652                    52                    4650                   4650
      18                    1702                   1702                    53                    4790                   4790
      19                    1753                   1753                    54                    4934                   4934
      20                    1806                   1806                    55                    5082                   5082
      21                    1860                   1860                    56                    5234                   5234
      22                    1916                   1916                    57                    5391                   5391
      23                    1973                   1973                    58                    5553                   5553
      24                    2032                   2032                    59                    5720                   5720
      25                    2093                   2093                    60                    5891                   5891
      26                    2156                   2156                    61                    6068                   6068
      27                    2221                   2221                    62                    6250                   6250
      28                    2287                   2287                    63                    6437                   6437
      29                    2356                   2356                    64                    6631                   6631
      30                    2427                   2427                    65                    6829                   6829
      31                    2500                   2500                    66                    7034                   7034
      32                    2575                   2575                    67                    7245                   7245
      33                    2652                   2652                    68                    7463                   7463
      34                    2731                   2731                    69                    7687                   7687
      35                    2813                   2813                    70                    7917                   7917]

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                     OPTIONS 1 AND 2- SINGLE LIFE ANNUITIES

      UNISEX                            NUMBER OF MONTHLY PAYMENTS GUARANTEED
     ADJUSTED              NONE                120                180                 240
       AGE
        45                 3.49                3.48               3.47               3.45
        46                 3.54                3.53               3.51               3.49
        47                 3.59                3.57               3.56               3.53
        48                 3.64                3.62               3.60               3.58
        49                 3.69                3.68               3.65               3.62
        50                 3.75                3.73               3.71               3.67
        51                 3.81                3.79               3.76               3.72
        52                 3.87                3.85               3.82               3.77
        53                 3.94                3.91               3.88               3.83
        54                 4.01                3.98               3.94               3.88
        55                 4.08                4.05               4.01               3.94
        56                 4.16                4.12               4.07               4.00
        57                 4.24                4.20               4.15               4.07
        58                 4.33                4.28               4.22               4.13
        59                 4.42                4.37               4.30               4.20
        60                 4.52                4.46               4.38               4.27
        61                 4.63                4.56               4.47               4.34
        62                 4.75                4.67               4.56               4.41
        63                 4.87                4.78               4.65               4.48
        64                 5.00                4.89               4.75               4.55
        65                 5.14                5.01               4.85               4.62
        66                 5.29                5.14               4.95               4.70
        67                 5.45                5.28               5.06               4.77
        68                 5.62                5.42               5.17               4.84
        69                 5.81                5.57               5.28               4.91
        70                 6.00                5.72               5.39               4.98
        71                 6.22                5.89               5.50               5.04
        72                 6.44                6.06               5.62               5.10
        73                 6.69                6.23               5.73               5.16
        74                 6.95                6.41               5.84               5.21
        75                 7.24                6.60               5.95               5.26

Dollar amounts of the monthly Annuity payments for the first and second options are based on the Annuity 2000 Table (blended 50%/50% female/male). The above tables assume a year 2000 issue, and project mortality improvements to Age 102 using Projection Scale G. These tables assume a net investment rate of 3% per Annum, assuming a 365-day year.

Calendar Year in which 1st payment is due:
Adjusted age is Actual age:

1998-2000         2001-2005        2006-2010         2011-2015         2016-2020
minus 0           minus 1          minus 2           minus 3           minus 4

2021-2025         2026-2030        2031-2035         2036 AND LATER
minus 5           minus 6          minus 7           minus 8

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                 OPTION 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY

     UNISEX
    ADJUSTED                                                  UNISEX ADJUSTED AGE
      AGE              45              50              55              60              65             70              75
       45             3.19            3.26            3.33            3.38            3.41           3.44            3.46
       50             3.26            3.37            3.46            3.54            3.61           3.66            3.69
       55             3.33            3.46            3.60            3.72            3.83           3.91            3.98
       60             3.38            3.54            3.72            3.90            4.07           4.22            4.33
       65             3.41            3.61            3.83            4.07            4.32           4.56            4.75
       70             3.44            3.66            3.91            4.22            4.56           4.91            5.23
       75             3.46            3.69            3.98            4.33            4.75           5.23            5.74

                 OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                    REDUCED BY 50% ON DEATH OF PRIMARY PAYEE

         AGE OF PRIMARY
      AND SECONDARY UNISEX                  DOLLAR AMOUNT
               45                               3.34
               50                               3.55
               55                               3.82
               60                               4.19
               65                               4.70
               70                               5.40
               75                               6.40

Dollar amounts of the monthly Annuity payments for the third and fourth options are based on the Annuity 2000 Table (blended 50%/50% female/male). The above tables assume a year 2000 issue, and project mortality improvements to Age 102 using Projection Scale G. These tables assume a net investment rate of 3% per Annum, assuming a 365-day year.

Calendar Year in which 1st payment is due:
Adjusted age is Actual age:

1998-2000         2001-2005         2006-2010        2011-2015         2016-2020
minus 0           minus 1           minus 2          minus 3           minus 4

2021-2025         2026-2030         2031-2035        2036 AND LATER
minus 5           minus 6           minus 7          minus 8




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                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                     OPTION 5 - PAYMENTS FOR A FIXED PERIOD

                     MONTHLY                                         MONTHLY
   NUMBER OF         PAYMENT                        NUMBER OF        PAYMENT
     YEARS           AMOUNT                           YEARS          AMOUNT
       5              17.91                            18             5.96
       6              15.14                            19             5.73
       7              13.16                            20             5.51
       8              11.68                            21             5.32
       9              10.53                            22             5.15
       10             9.61                             23             4.99
       11             8.86                             24             4.84
       12             8.24                             25             4.71
       13             7.71                             26             4.59
       14             7.26                             27             4.47
       15             6.87                             28             4.37
       16             6.53                             29             4.27
       17             6.23                             30             4.18

The dollar amounts of the monthly Annuity payments for the fifth option are based on a net investment rate of 3% per annum, assuming a 365-day year.



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                     GROUP VARIABLE ANNUITY MASTER CONTRACT



               TAX QUALIFIED                     NON-PARTICIPATING

                                  ENDORSEMENTS